EXHIBIT 99.2


                       U.S. $122,801,241


                      AMENDED AND RESTATED
                  REVOLVING CREDIT AGREEMENT,

                   dated as of June 11, 1999,


(amending and restating the Revolving Credit Agreement, dated as of March 16, 1998),


                             among


                    CERTAIN SUBSIDIARIES OF
                     SFC NEW HOLDINGS, INC.
               as the Revolving Credit Borrowers,


                VARIOUS FINANCIAL INSTITUTIONS,
                as the Revolving Credit Lenders,


                   DLJ CAPITAL FUNDING, INC.,
                 as the Syndication Agent and
       Collateral Agent for the Revolving Credit Lenders,


                      ABN AMRO BANK N.V.,
 as the Administrative Agent for the Revolving Credit Lenders,

                              and

                        BANQUE PARIBAS,
  as the Documentation Agent for the Revolving Credit Lenders.

                  DONALDSON, LUFKIN & JENRETTE
                     SECURITIES CORPORATION

                 LEAD ARRANGER AND BOOK MANAGER
||                     TABLE OF CONTENTS

SECTION   PAGE


ARTICLE IDEFINITIONS AND ACCOUNTING TERMS
1.1.       Defined Terms                                       3
1.2.       Use of Defined Terms                               18
1.3.       Cross-References                                   18
1.4.       Accounting and Financial Determinations            19

ARTICLE IICONTINUATION OF EXISTING REVOLVING CREDIT LOANSAND REVOLVING CREDIT LETTERS OF CREDIT;REVOLVING CREDIT COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT
2.1.       Revolving Credit Commitments                       19
2.1.1.     Revolving I Credit Commitment                      19
2.1.2.     Revolving II Credit Commitment                     20
2.1.3.     Commitment to Issue Revolving Credit
           Letters of Credit                                  20
2.1.4.     Revolving Credit Lenders Not Permitted or
           Required To Make Revolving Credit Loans
           or Issue or Participate in Revolving
           Credit Letters of Credit Under Certain
           Circumstances                                      20
2.2.       Reduction of Commitment Amounts                    21
2.2.1.     Optional                                           21
2.2.2.     Mandatory                                          22
2.3.       Borrowing Procedure                                22
2.3.1.     Revolving I Credit Loans and Revolving II
           Credit Loans                                       22
2.3.2.     Swing Line Loans                                   23
2.4.       Continuation and Conversion Elections              24
2.5.       Funding                                            25
2.6.       Register; Revolving Credit                         25

ARTICLE IIIREPAYMENTS, PREPAYMENTS, INTEREST AND FEES
3.1.       Repayments and Prepayments                         26
3.2.       Interest Provisions                                29
3.2.1.     Rates                                              29
3.2.2.     Post-Maturity Rates                                29
3.2.3.     Payment Dates                                      30
3.3.       Fees                                               30
3.3.1.     Commitment Fee                                     30
3.3.2.     Other Fees                                         31
3.3.3.     Revolving Credit Letter of Credit Fee              31
3.3.4.     Revolving Credit Letter of Credit Issuing
           Fee                                                31
3.3.5.     Revolving Credit Letter of Credit
           Administrative Fee                                 32
3.3.6.     Deferred Fees                                      32
3.3.7.     Amendment Fee                                      32

ARTICLE IVREVOLVING CREDIT LETTERS OF CREDIT
4.1.       Issuance Requests                                  32
4.2.       Issuances and Extensions                           33
4.3.       Expenses                                           33
4.4.       Other Revolving Credit Lenders=
           Participation                                      33
4.5.       Disbursements                                      35
4.6.       Reimbursement                                      35
4.7.       Deemed Disbursements                               36
4.8.       Nature of Reimbursement Obligations                36
4.9.       Increased Costs; Indemnity                         37

ARTICLE VCERTAIN LIBO RATE AND OTHER PROVISIONS
5.1.       LIBO Rate Lending Unlawful                         39
5.2.       Deposits Unavailable                               39
5.3.       Increased LIBO Rate Loan Costs, etc.               39
5.4.       Funding Losses                                     40
5.5.       Increased Capital Costs                            41
5.6.       Taxes                                              41
5.7.       Payments, Computations, etc.                       44
5.8.       Sharing of Payments.                               45
5.9.       Setoff                                             46
5.10.      Replacement of Revolving Credit Lenders            46

ARTICLE VICONDITIONS TO RESTATEMENT EFFECTIVENESS
 6.1.      Effectiveness                                      47
6.1.1.     Execution of Counterparts.                         47
6.1.2.     Resolutions, etc.                                  47
6.1.3.     Affirmation and Consent.                           48
6.1.4.     Restatement Effective Date Certificate             48
6.1.5.     Perfection Certificate                             48
6.1.6.     Opinions of Counsel                                48
6.1.7.     Closing Fees, Expenses, etc.                       49
6.2.       All Revolving Credit Extensions                    49
6.2.1.     Compliance with Warranties, No Default,
           etc.                                               49
6.2.2.     Credit Request                                     50
6.2.3.     Satisfactory Legal Form                            50

ARTICLE VIIREPRESENTATIONS AND WARRANTIES

ARTICLE VIIICOVENANTS
8.1.       Affirmative Covenants                              51
8.1.1.     Affirmative Covenants in Term Loan
           Agreement                                          51
8.1.2.     Use of Proceeds                                    51
8.1.3.     Additional Collateral                              51
8.2.       Negative Covenants                                 53
8.2.1.     Negative Covenants in Term Loan Agreement          53

ARTICLE IXEVENTS OF DEFAULT
9.1.       Listing of Events of Default                       54
9.1.1.     Non-Payment of Obligations                         54
9.1.2.     Breach of Warranty                                 54
9.1.3.     Non-Performance of Certain Covenants and
           Obligations                                        54
9.1.4.     Non-Performance of Other Covenants and
           Obligations                                        54
9.1.5.     Default on Other Indebtedness                      54
9.1.6.     Judgments                                          55
9.1.7.     Pension Plans                                      55
9.1.8.     Change in Control                                  55
9.1.9.     Bankruptcy, Insolvency, etc.                       55
9.1.10.    Impairment of Security, etc.                       56
9.1.11.    Term Loan Agreement Event of Default               56
9.2.       Action if Bankruptcy, etc.                         56
9.3.       Action if Other Event of Default                   57

ARTICLE XTHE AGENTS
10.1.      Actions                                            57
10.2.      Funding Reliance, etc.                             58
10.3.      Exculpation                                        58
10.4.      Successor                                          59
10.5.      Revolving Credit Loans and Revolving
           Credit Letters of Credit by each Agent
           and the Collateral Agent                           60
10.6.      Credit Decisions                                   60
10.7.      Copies, etc.                                       61
10.8.      The Syndication Agent, the Documentation
           Agent, the Administrative Agent and the
           Collateral Agent                                   61

ARTICLE XIMISCELLANEOUS PROVISIONS
11.1.      Waivers, Amendments, etc.                          62
11.2.      Notices                                            63
11.3.      Payment of Costs and Expenses                      63
11.4.      Indemnification                                    64
11.5.      Survival                                           66
11.6.      Severability                                       66
11.7.      Headings                                           66
11.8.      Execution in Counterparts, Effectiveness,
           etc.                                               66
11.9.      Governing Law; Entire Agreement                    66
11.10.     Successors and Assigns                             66
11.11.     Sale and Transfer of Revolving Credit
           Loans and Revolving Credit Commitments;
           Participations in Revolving Credit Loans
           and Revolving Credit Commitments                   67
11.11.1.   Assignments                                        67
11.11.2.   Participations                                     69
11.12.     Other Transactions                                 70
11.13.     Forum Selection and Consent to
           Jurisdiction                                       71
11.14.     Waiver of Jury Trial                               71
11.15.     Confidentiality                                    72
11.16.     Liens on Sold Assets                               73



SCHEDULE I  -   Disclosure Schedule
SCHEDULE II -   Revolving Credit Percentages


EXHIBIT A-1 -   Form of Revolving I Credit Loan Note
EXHIBIT A-2 -   Form of Revolving II Credit Loan Note
EXHIBIT B   -   Form of Swing Line Note
EXHIBIT C   -   Form of Irrevocable Standby Revolving Credit
Letter of Credit
EXHIBIT D   -   Form of Borrowing Request
EXHIBIT E   -   Form of Continuation/Conversion Notice
EXHIBIT F   -   Form of Issuance Request
EXHIBIT G   -   Form of Lender Assignment Agreement
EXHIBIT H   -   Form of Opinion of Counsel to the Revolving
Credit Borrowers
EXHIBIT I-1     -   Form of SFC New Holdings Guaranty
EXHIBIT I-2 -   Form of Subsidiary Guaranty
EXHIBIT J-1 -   Form of Revolving Credit Borrowers Pledge
Agreement
EXHIBIT J-2 -   Form of Subsidiary Pledge Agreement
EXHIBIT K-1 -   Form of Revolving Credit Borrowers Security
Agreement
EXHIBIT K-2 -   Form of Subsidiary Security Agreement
EXHIBIT L       -  Form of Revolving Credit Mortgage
EXHIBIT M       -  Form of Exemption Certificate
EXHIBIT N       -  Form of Perfection Certificate
EXHIBIT O   -   Form of Affirmation and Consent
EXHIBIT P   -   Form of Restatement Effective Date Certificate
||
                      AMENDED AND RESTATED
                   REVOLVING CREDIT AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 11, 1999, amending and restating the Existing Revolving Credit Agreement (as defined below), is among each of the subsidiaries of SFC New Holdings, Inc. signatory hereto (collectively, the Revolving Credit Borrowers), the various financial institutions as are or may become parties hereto (collectively, the Revolving Credit Lenders), DLJ Capital Funding, Inc. (?DLJ?), as syndication agent (the Syndication Agent), and as collateral agent (the Collateral Agent), for the Revolving Credit Lenders, ABN Amro Bank N.V. (ABN), as administrative agent (the Administrative Agent), for the Revolving Credit Lenders and Banque Paribas, as documentation agent (the Documentation Agent) for the Revolving Credit Lenders (the Syndication Agent and the Administrative Agent are sometimes referred to herein as the Agents and each as an Agent).


                      W I T N E S S E T H:

     WHEREAS, the Revolving Credit Borrowers are engaged directly and through their respective various Subsidiaries (such capitalized term and other terms used herein, to have the meanings provided in Section 1.1) in the business of production and distribution of breads, buns, rolls, sweet goods, cookies and other baked goods and operation of retail cafes;

     WHEREAS, the Revolving Credit Borrowers are parties to a Revolving Credit Agreement, dated as of March 16, 1998 (as heretofore amended, modified and supplemented and in effect from time to time, the Existing Revolving Credit Agreement), among the Revolving Credit Borrowers, the various financial institutions parties thereto on the Closing Date (the Existing Revolving Credit Lenders), Revolving Credit Borrowers, the various financial institutions parties thereto, DLJ, as syndication agent and collateral agent for such financial institutions, ABN, as administrative agent for such financial institutions, and Summit Bank, as documentation agent for such financial institutions, pursuant to which the Existing Revolving Credit Lenders and the Issuer extended Revolving Credit Commitments to make Revolving Credit Extensions to the Revolving Credit Borrowers on the terms and conditions set forth therein;

     WHEREAS, Specialty Foods Corporation, a Delaware corporation (?SFC?), and SFC New Holdings, Inc., a Delaware corporation (New Holdings) and the indirect owner of all of the Capital Stock of each Revolving Credit Borrower (SFC and New Holdings are collectively referred to as the Existing Term Loan Borrowers), are parties to a Term Loan Agreement, dated as of March 16, 1998 (as heretofore amended, modified and supplemented and in effect from time to time, the Existing Term Loan Agreement), among the Existing Term Loan Borrowers, the various financial institutions parties thereto on the Closing Date (the Existing Term Loan Lenders) DLJ, as syndication agent and collateral agent for such financial institutions, ABN, as administrative agent for such financial institutions, and Summit Bank, as documentation agent for such financial institutions, pursuant to which the Existing Term Loan Lenders made term loans (the Existing Term Loans) to SFC on the Closing Date on the terms and conditions set forth therein;

     WHEREAS, the Revolving Credit Borrowers have requested that the Existing Revolving Credit Agreement be amended and restated in its entirety to become effective and binding on the Revolving Credit Borrowers pursuant to the terms of this Agreement, and the Revolving Credit Lenders (including the Existing Revolving Credit Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Revolving Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Revolving Credit Agreement that (a) the Revolving Credit Commitments of the Existing Revolving Credit Lenders under Existing Revolving Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, and
(b) any outstanding Revolving Credit Extensions made and other Revolving Credit Obligations outstanding under the Existing Revolving Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Revolving Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Revolving Credit Agreement on or prior to the Restatement Effective Date or arising under the terms of the Existing Revolving Credit Agreement);

     WHEREAS, concurrently with the amendment and restatement of the Existing Revolving Credit Agreement, the Term Loan Lenders will amend and restate in its entirety the Existing Term Loan
Agreement with the Existing Term Loan Borrowers;

     WHEREAS, the Revolving Credit Loans and Revolving Credit Obligations shall continue to be and shall be fully guaranteed pursuant to the SFC New Holdings Guaranty and the Subsidiary Guaranty and fully secured by, among other things, each Security Agreement and each Pledge Agreement; and

     WHEREAS, the Revolving Credit Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to so amended and restate the Existing Revolving Credit Agreement and to continue to extend Revolving Credit Commitments, make the Revolving Credit Loans to the Revolving Credit Borrowers and issue and participate in the Revolving Credit Letters of Credit;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree that the Existing Revolving Credit Agreement, together with all schedules and Exhibits thereto, is hereby amended and restated in its entirety to read, effective as of the Restatement Effective Date, in the form of this Agreement, together with all schedules and Exhibits hereto:



                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     SECTION I.1. Defined Terms. Except where the context otherwise requires, capitalized terms used in this Agreement (whether or not underscored) shall have the meanings ascribed thereto in the Term Loan Agreement as in effect on the date hereof, and the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     ?ABN? is defined in the preamble.

     Administrative Agent is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4 and
Section 9.4 of the Term Loan Agreement.

     Affiliate of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Revolving Credit Lender, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners. With respect to all other Persons, a Person shall be deemed to be Controlled by any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     agents is defined in the preamble.

     Agreement means, on any date, the Existing Revolving Credit Agreement as amended and restated on the Restatement Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     Alternate Base Rate means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in Chicago, Illinois, as its base rate.(The base rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agents costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

     Amendment No. 2" means Consent and Amendment No. 2 to Term Loan Agreement and Revolving Credit Agreement, dated as of June 11, 1999, among SFC, New Holdings, the Existing Revolving Credit Borrowers, the other Obligors (as defined in the Existing Term Loan Agreement) party thereto, the lenders under the Existing Term Loan Agreement and the Existing Revolving Credit Agreement, DLJ, as syndication agent and collateral agent for such lenders, ABN, as administrative agent for such lenders, and Summit Bank, as documentation agent for such lenders.

     Applicable Revolving Loan Margin means (a) in the case of Base Rate Loans, 2.25% per annum and (b) in the case of LIBO Rate
Loans, 3.25% per annum.

     Assignee Revolving Credit Lender is defined in Section
11.11.1.

     Authorized Officer means, relative to any Revolving Credit Borrower or any other Revolving Credit Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders pursuant to Section 6.1.1; provided, that no officer shall qualify as an Authorized Officer unless such officer has the title of vice president or above.

     Base Rate Loan means a Revolving Credit Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     Borrowing means the Revolving Credit Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Revolving Credit Lenders or the Swing Line Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     Borrowing Request means a Revolving Credit Loan request and certificate duly executed by an Authorized Officer of any Revolving Credit Borrower, substantially in the form of Exhibit D hereto.

     Business Day means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Houston, Texas, Chicago, Illinois or New York City, and (b) with respect to Borrowings of Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     ?CERCLA? means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     ?CERCLIS? means the Comprehensive Environmental Response
Compensation Liability Information System List.

     Change in Control shall have the meaning set forth in the Term Loan Agreement, as in effect on the date hereof.

     Closing Date means the date on which the initial Revolving
Credit Extensions were made, which occurred on March 16, 1998.

     Code means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     Collateral Agent is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Collateral Agent pursuant to Section 10.4 and
Section 9.4 of the Term Loan Agreement.

     Continuation/Conversion Notice means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of any Revolving Credit Borrower, substantially in the form of Exhibit E hereto.

     Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with each Revolving Credit Borrower, its Subsidiaries or the Term Loan Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     Covered Taxes means any Taxes other than Taxes imposed with respect to the Administrative Agent or any Revolving Credit Lender by reason of a connection between the Administrative Agent or such Revolving Credit Lender and the relevant taxing jurisdiction, including without limitation, a connection arising from such Person being or having been a citizen or resident of such jurisdiction, or having or having had a permanent establishment or fixed place of business or bing or having been engaged in business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under, or enforced, this Agreement or any Revolving Credit Note. Taxes shall be considered Covered Taxes of such Taxes are imposed on (i) the Administrative Agent solely by reason of a connection between a Revolving Credit Lender (but not the Administrative Agent) and the relevant taxing jurisdiction or (ii) a Revolving Credit Lender solely by reason of a connection between the Administrative Agent or any other Revolving Credit Lender (but not such Revolving Credit Lender) and the relevant taxing jurisdiction.

     Default means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     Disbursement Date is defined in Section 4.5.

     Disclosure Schedule means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by any Revolving Credit Borrower with the written consent of the Required Revolving Credit Lenders.

     ?DLJ? is defined in the preamble.

     Documentation Agent is defined in the preamble.

     Dollar and the sign $ mean lawful money of the United
States.

     Domestic Office means, relative to any Revolving Credit Lender, the office of such Revolving Credit Lender designated as such below its signature hereto or in a Lender Assignment Agreement or such other office of a Revolving Credit Lender (or any successor or assign of such Revolving Credit Lender) within the United States as may be designated from time to time by notice from such Revolving Credit Lender, as the case may be, to each other Person party hereto.

     Environmental Laws means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     Event of Default is defined in Section 9.1.

     Existing Revolving Credit Agreement is defined in the second recital.

     Existing Revolving Credit Lenders is defined in the second recital.

     Existing Term Loan Agreement is defined in the third recital.

     Existing Term Loan Borrowers is defined in the third recital.

     Existing Term Loan Lenders is defined in the third recital.

     Existing Term Loans is defied in the third recital.

     Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative
     Agent from three federal funds brokers of recognized standing selected by it.

     F.R.S. Board means the Board of Governors of the Federal
Reserve System or any successor thereto.

     GAAP is defined in Section 1.4.

     Guaranties means, collectively, the SFC New Holdings
Guaranty, the Subsidiary Guaranty and each Guaranty executed and delivered pursuant to Section 8.1.3, in each case, as amended, supplemented, restated or otherwise modified from time to time.

     Hazardous Material means

          (a)  any hazardous substance, as defined by CERCLA;

          (b)  any hazardous waste, as defined by the Resource
     Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     herein, hereof, hereto, hereunder and similar terms contained in this Agreement or any other Revolving Credit
Document refer to this Agreement or such other Revolving Credit
Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Revolving Credit Document.

     including means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Revolving Credit Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     Indemnified Liabilities is defined in Section 11.4.

     Indemnified Parties is defined in Section 11.4.

     Interest Period means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as any Revolving Credit Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) Interest Periods in effect at any one time shall not have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Revolving Credit Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d)  no Interest Period may end later than the Stated
     Maturity Date for the applicable Revolving Credit Loan.

     Issuance Request means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of any Revolving Credit Borrower, in substantially the form of Exhibit F attached hereto (with such changes thereto as may be agreed upon from time to time by the Syndication Agent, the Issuer and the Revolving Credit Borrowers) or a properly completed application for a Revolving Credit Letter of Credit on the applicable Issuer's standard form, executed by the chief executive, accounting or financial Authorized Officer of any Revolving Credit Borrower.

     Issuer means any affiliate, unit or agency of ABN in its capacity as issuer of the Revolving Credit Letters of Credit, or any other Revolving Credit Lender which has agreed to issue one or more Revolving Credit Letters of Credit at the request of the Administrative Agent (which shall, at any Revolving Credit Borrower's request, notify the Revolving Credit Borrowers from time to time of the identity of such other Revolving Credit Lender).

     Lender Assignment Agreement means a lender assignment agreement substantially in the form of Exhibit G hereto.

     LIBO Rate means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in the approximate amount of the Revolving Credit Loan to be made as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m.(London time) two Business Days prior to the commencement of such Interest Period.

     LIBO Rate Loan means a Revolving Credit Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     LIBO Rate (Reserve Adjusted) means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

        LIBO Rate            =                         LIBO Rate
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO
Rate Loans will be adjusted automatically as to all LIBO Rate
Loans then outstanding as of the Closing Date of any change in the LIBOR Reserve Percentage.

     LIBOR Office means, relative to any Revolving Credit Lender, the office of such Revolving Credit Lender designated as such on
Schedule II hereto or designated in the Lender Assignment Agreement or such other office of a Revolving Credit Lender (or any successor or assign of such Revolving Credit Lender) as designated from time to time by notice from such Revolving Credit Lender to the Revolving Credit Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Revolving Credit Lender hereunder.

     LIBOR Reserve Percentage means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100 of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently defined as Eurocurrency Liabilities in Regulation D of the F.R.S. Board).
     Lien means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect to the foregoing (other than liens arising from the filing of precautionary UCC financing statements in connection with obligations under leases that are not Capitalized Lease Liabilities to the extent that such financing statements relate solely to the property subject to such lease obligations and where the debtor named on such financing statements is not the legal or beneficial owner of the described property), to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

     New Holdings is defined in the third recital.

     Organic Document means, relative to any Revolving Credit Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     Participant is defined in Section 11.11.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means a pension plan, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Revolving Credit Borrower or any corporation, trade or business that is, along with any Revolving Credit Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     Person means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     Perfection Certificate means the Perfection Certificate executed and delivered by an Authorized Officer of each Revolving Credit Borrower pursuant to Section 6.1.5 or Section 7.1.7 of the Term Loan Agreement, substantially in the form of Exhibit N hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     Plan means any Pension Plan or Welfare Plan.

     Pledge Agreements means, collectively, the Revolving Credit
Borrowers Pledge Agreement, the Subsidiary Pledge Agreement and each Pledge Agreement executed and delivered pursuant to
Section 8.1.3, in each case as amended, supplemented, restated or otherwise modified from time to time.

     Quarterly Payment Date means the last day of each January, April, July and October, or, if any such day is not a Business
Day, the next succeeding Business Day, commencing with July, 1999.

     Refunded Swing Line Loans is defined in clause (b) of
Section 2.3.2.

     Reimbursement Obligation is defined in Section 4.6.

     Related Fund means, with respect to any Revolving Credit
Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor or investment manager as such Revolving Credit Lender.

     Release means a release, as such term is defined in CERCLA.

     Required Revolving Credit Lenders means, at any time, Revolving I Credit Lenders having more than 50% of the sum of the Revolving I Credit Commitments and Revolving II Credit Lenders having more than 50% of the sum of the Revolving II Credit Commitments; provided, that in the event that the Revolving I Credit Commitment or the Revolving II Credit Commitment is terminated (pursuant to Section 9.2 or Section 9.3 or otherwise), until such time as all Revolving I Credit Loans and Revolving II Credit Loans, as the case may be, are paid in full, Revolving I Credit Lenders having more than 50% of the outstanding principal amount of all Revolving I Credit Loans and Revolving II Credit Lenders having more than 50% of the outstanding principal amount of all Revolving II Credit Loans, as applicable.

     Resource Conservation and Recovery Act means the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     Restatement Effective Date means the date when all of the conditions set forth in Section 6.1 shall have been satisfied.

     Restatement Effective Date Certificate means the certificate executed and delivered by the Borrowers on the Restatement
Effective Date, substantially in the form of Exhibit P hereto.

     Revolving Credit Borrowers is defined in the preamble.

     Revolving Credit Borrowers Pledge Agreement means the Pledge
Agreement executed and delivered by each Revolving Credit
Borrower, substantially in the form of Exhibit J-1 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Revolving Credit Borrowers Security Agreement means the Security Agreement executed and delivered by each Revolving Credit Borrower, substantially in the form of Exhibit K-1 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Revolving Credit Commitment means a Revolving I Credit
Commitment, a Revolving II Credit Commitment or a Swing Line Loan
Commitment.

     Revolving Credit Commitment Amount means a Revolving I
Credit Commitment Amount or a Revolving II Credit Commitment
Amount or a Swing Line Loan Commitment Amount.

     Revolving Credit Commitment Termination Date means the
Revolving I Credit Commitment Termination Date or the Revolving
II Credit Commitment Termination Date.

     Revolving Credit Commitment Termination Event means

          (a)  the occurrence of any Default described in clauses
     (a) through (d) of Section 9.1.9 with respect to any Revolving Credit Borrower; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Revolving Credit Loans to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Revolving Credit Lenders, to the Revolving Credit Borrowers that the Revolving Credit Commitments have been terminated.

     Revolving Credit Documents means this Agreement, the Notes, each Pledge Agreement, each Security Agreement, each Guaranty and each Revolving Credit Revolving Credit Mortgage.

     Revolving Credit Extension means and includes

          (a) the advancing of any Revolving I Credit Loans by the Revolving Credit Lenders in connection with a Borrowing,

          (b) the advancing of any Revolving II Credit Loans by the Revolving Credit Lenders in connection with a Borrowing,

          (c)  the advancing of any Swing Line Loans by the Swing
     Line Lender in connection with a Borrowing, and

          (d) any issuance or extension by an Issuer of a Revolving Credit Letter of Credit.

     Revolving Credit Lenders is defined in the preamble.

     Revolving Credit Letter of Credit is defined in Section 4.1.

     Revolving Credit Letter of Credit Commitment Amount means, on any date, a maximum amount of $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     Revolving Credit Letter of Credit Outstandings means, at any time, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Revolving Credit
     Letters of Credit,

plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     Revolving Credit Loan means, as the context may require, a Revolving I Credit Loan, a Revolving II Credit Loan, or a Swing
Line Loan, of any type.

     Revolving Credit Mortgages means, collectively, each Revolving Credit Mortgage executed and delivered pursuant to the terms of this Agreement, including Section 8.1.3, substantially in the form of Exhibit L hereto, as amended, supplemented, restated or otherwise modified from time to time.

     Revolving Credit Note means, as the context may require, a Revolving I Credit Note, a Revolving II Credit Note or a Swing
Line Note

     Revolving Credit Obligations means all obligations (monetary or otherwise) of the Revolving Credit Borrowers and each other Revolving Credit Obligor arising under or in connection with this Agreement, the Revolving Credit Notes and each other Revolving Credit Document or any other document made, delivered or given in connection therewith.

     Revolving Credit Obligor means any Revolving Credit
Borrower, each Subsidiary of each Revolving Credit Borrower
(other than any Inactive Subsidiary), the Special Purpose
Subsidiary or any other Person (other than any Agent, the Collateral Agent or any Revolving Credit Lender) obligated under, or otherwise a party to, any Revolving Credit Document, and Revolving Credit Obligors means all of such Persons, collectively.

     Revolving Credit Percentage means, relative to any Revolving Credit Lender, the applicable percentage relating to the Revolving I Credit Commitments or the Revolving II Credit Commitments, as the case may be, for such Revolving Credit Lender as set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Revolving Credit Lender and its Assignee Revolving Credit Lender(s) and delivered pursuant to Section 11.11. A Revolving Credit Lender shall not have any Revolving Credit Commitment to make Revolving I Credit Loans or Revolving II Credit Loans (as the case may be) if its percentage under the respective column heading is zero (0%). As used herein, Revolving Credit Percentage as it relates to a Revolving I Credit Lender's Percentage of Revolving Credit Letter of Credit Outstandings or Swing Line Loans shall be equal to such Revolving I Credit Lender's Percentage of Revolving I Credit Loans.

     Revolving I Credit Commitment means, relative to any Revolving Credit Lender, such Revolving Credit Lender's obligation to make Revolving I Credit Loans pursuant to clause
(a) of Section 2.1.1 and to issue (in the case of an Issuer) or participate in (in the case of all Revolving Credit Lenders) Revolving Credit Letters of Credit pursuant to Section 2.1.3.

     Revolving I Credit Commitment Amount means, on any date,
$25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     Revolving I Credit Commitment Availability means, on any date, the excess of

          (a)  the then Revolving I Credit Commitment Amount,

     over

          (b)  the sum of

               (i)  the outstanding principal amount of all
          Revolving I Credit Loans on such date,

          plus

               (ii)  the Revolving Credit Letter of Credit
Outstandings on such date,

          plus

               (iii)  the outstanding principal amount of all
          Swing Line Loans on such date.

     Revolving I Credit Commitment Termination Date means the earliest of

          (a)  January 31, 2001;

          (b)  the date on which the Revolving I Credit
     Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c)  the date on which any Revolving Credit Commitment
     Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving I Credit Commitments shall terminate automatically and without any further action.

     Revolving I Credit Lender means any Revolving Credit Lender having a Revolving I Credit Commitment.

     Revolving I Credit Loan is defined in Section 2.1.2.

     Revolving I Credit Note means a joint and several promissory note of the Revolving Credit Borrowers payable to the order of any Revolving Credit Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Revolving Credit Borrower to such Revolving Credit Lender resulting from outstanding Revolving I Credit Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     Revolving II Credit Commitment means, relative to any Revolving Credit Lender, such Revolving Credit Lender's obligation to make Revolving II Credit Loans pursuant to
Section 2.1.2.

     Revolving II Credit Commitment Amount means, on any date,
$97,801,241, as such amount may be reduced from time to time pursuant to Section 2.2.

     Revolving II Credit Commitment Availability means, on any date, the excess of

          (a)  the then Revolving II Credit Commitment Amount,

     over

          (b)  the outstanding principal amount of all Revolving
     II Credit Loans on such date.

     Revolving II Credit Commitment Termination Date means the earliest of

          (a) June 11, 1999;
          (b)  the date on which the Revolving II Credit
     Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c)  the date on which any Revolving Credit Commitment
     Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving II Credit Commitments shall terminate automatically and without any further action.

     Revolving II Credit Lender means any Revolving Credit Lender having a Revolving II Credit Commitment.

     Revolving II Credit Loan is defined in Section 2.1.2.

     Revolving II Credit Note means a joint and several promissory note of the Revolving Credit Borrowers payable to the order of any Revolving Credit Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Revolving Credit Borrower to such Revolving Credit Lender resulting from outstanding Revolving II Credit Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     Security Agreements means, collectively, the Revolving Credit Borrowers Security Agreement, the Subsidiary Security Agreement and each Security Agreement executed and delivered from time to time pursuant to Section 8.1.3, in each case as amended, supplemented, restated or otherwise modified from time to time.

     SFC is defined in the third recital.

     SFC New Holdings Guaranty means the Guaranty executed and delivered by the Term Loan Borrower, substantially in the form of
Exhibit I-1 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Stated Amount of each Revolving Credit Letter of Credit means the total amount available to be drawn under such Revolving
Credit Letter of Credit upon the issuance thereof.

     Stated Expiry Date is defined in Section 4.1.

     Stated Maturity Date means:

          (a) in the case of any Revolving I Credit Loan, January 31, 2001; and

          (b) in the case of any Revolving II Credit Loan, January 31, 2001.

     Subsidiary means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term Subsidiary shall be a reference to a Subsidiary of any Revolving Credit Borrower.

     Subsidiary Guaranty means the Guaranty executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit I-2 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Subsidiary Pledge Agreement means the Pledge Agreement executed and delivered by each Subsidiary of the Term Loan Borrower (other than any Inactive Subsidiary and the Receivables Subsidiary), substantially in the form of Exhibit J-2 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Subsidiary Security Agreement means the Security Agreement executed and delivered by each U.S. Subsidiary of a Revolving Credit Borrower (other than any Inactive Subsidiary), substantially in the form of Exhibit K-2 hereto, as amended, supplemented, amended and restated or otherwise modified.

     Swing Line Lender means, ABN, in its capacity as Swing Line
Lender hereunder.

     Swing Line Loan is defined in clause (b) of Section 2.1.1.

     Swing Line Loan Commitment means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to clause (b) of Section 2.1.1 to make Swing Line Loans and, with respect to each Revolving I Credit Lender with a Revolving I Credit Commitment to make Revolving I Credit Loans (other than the Swing Line Lender), such Revolving Credit Lender's obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

     Swing Line Loan Commitment Amount means, on any date,
$10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     Swing Line Note means a joint and several promissory note of the Borrowers payable to the Swing Line Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     Syndication Agent is defined in the preamble.

     Taxes means any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by (i) the United States or any taxing authority or political subdivision thereof or (ii) any other jurisdiction as a result of a connection between the Borrower and such taxing jurisdiction, and in each case any interest, additions to tax, penalties or additional amounts payable with respect thereto.

     Term Loan is defined in the Term Loan Agreement.

     Term Loan Agreement means the Amended and Restated Term Loan Agreement, dated as of the date hereof, among the Term Loan Borrower, the Term Loan Lenders, the Agents, the Documentation Agent and the Collateral Agent as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time.

     Term Loan Borrower means New Holdings.

     Term Loan Lenders means each of the financial institutions from time to time party to the Term Loan Agreement.

     type means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     United States or U.S. means the United States of America, its fifty States and the District of Columbia.

     Welfare Plan means a welfare plan, as such term is defined in section 3(1) of ERISA.

     SECTION I.2.  Use of Defined Terms.  Unless otherwise
defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Revolving Credit
Note, Borrowing Request, Continuation/Conversion Notice,
Revolving Credit Document, notice and other communication delivered from time to time in connection with this Agreement or any other Revolving Credit Document.

     SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Revolving Credit Document to any Article or Section are references to such Article or Section of this Agreement or such other Revolving Credit Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Revolving Credit Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Sections 7.1.1 and 7.2.5 of the Term Loan Agreement) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles (?GAAP?) applied in the preparation of the financial statements referred to in Section 6.5 of the Term Loan Agreement, except as set forth in Section 1.4 of the Term Loan Agreement as in effect on the date hereof.


                           ARTICLE II

        CONTINUATION OF EXISTING REVOLVING CREDIT LOANS
            AND REVOLVING CREDIT LETTERS OF CREDIT;
          REVOLVING CREDIT COMMITMENTS, BORROWING AND
        ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION II.1. Revolving Credit Commitments. On the terms and subject to the conditions of this Agreement (including
Article VI), each Revolving Credit Lender and the Swing Line
Lender severally agrees as follows:

     SECTION II.1.1. Revolving I Credit Commitment. Each of the parties hereto acknowledges and agrees that the Revolving I Credit Loans and Swing Line Loans extended under (and as defined in) the Existing Revolving Credit Agreement shall continue as Revolving I Credit Loans and Swing Line Loans for all purposes under this Agreement and the other Revolving Credit Documents. In addition, subject to Section 2.1.4 and compliance by the Revolving Credit Borrowers with the terms of Sections 6.1 and 6.2, Revolving I Credit Loans and Swing Line Loans will be made as set forth below:

          (a) From time to time on any Business Day occurring prior to the Revolving I Credit Commitment Termination Date, each Revolving Credit Lender will make Revolving Credit Loans (relative to such Revolving Credit Lender, its Revolving I Credit Loans) to each applicable Revolving Credit Borrower, on a joint and several basis for all the Revolving Credit Borrowers, equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Borrowing of Revolving I Credit Loans requested by such Revolving Credit Borrower to be made on such day. On the terms and subject to the conditions hereof, each Revolving Credit Borrower may from time to time borrow, prepay and reborrow Revolving I Credit Loans.

          (b) From time to time on any Business Day occurring prior to the Revolving I Credit Commitment Termination Date, the Swing Line Lender will make a loan (relative to the Swing Line Lender, its Swing Line Loans) to each applicable Revolving Credit Borrower, on a joint and several basis for all the Revolving Credit Borrowers, equal to the amount of the Swing Line Loan requested by the applicable Revolving Credit Borrower to be made on such day. On the terms and subject to the conditions hereof, each applicable Revolving Credit Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

     SECTION II.1.2. Revolving II Credit Commitment. Each of the parties hereto acknowledges and agrees that the Revolving II Credit Loans extended under (and as defined in) the Existing Revolving Credit Agreement shall continue as Revolving II Credit Loans for all purposes under this Agreement and the other Revolving Credit Documents. From time to time on any Business Day occurring prior to the Revolving II Credit Commitment Termination Date, each Revolving Credit Lender will make Revolving Credit Loans (relative to such Revolving Credit Lender, its Revolving II Credit Loans) to each applicable Revolving Credit Borrower, on a joint and several basis for all the Revolving Credit Borrowers, equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Borrowing of Revolving II Credit Loans requested by such Revolving Credit Borrower to be made on such day. No amounts paid or prepaid with respect to Revolving II Credit Loans may be reborrowed.

     SECTION II.1.3. Commitment to Issue Revolving Credit Letters of Credit. Each of the parties hereto acknowledges and agrees that all Revolving Credit Letters of Credit extended under (and as defined in) the Existing Revolving Credit Agreement shall continue as Revolving Credit Letters of Credit for all purposes under this Agreement and the other Revolving Credit Documents.
In addition, subject to Section 2.1.4 and compliance by the Revolving Credit Borrowers with the terms of Sections 6.1 and 6.2, from time to time on any Business Day occurring from and after the Restatement Effective Date but prior to the Revolving I Credit Commitment Termination Date, each Issuer will issue, and each Revolving Credit Lender with a Revolving I Credit Commitment will participate in, the Revolving Credit Letters of Credit, in accordance with Article IV.

     SECTION II.1.4.  Revolving Credit Lenders Not Permitted or
Required To Make Revolving Credit Loans or Issue or Participate
in Revolving Credit Letters of Credit Under Certain
Circumstances.   No Revolving Credit Lender shall be permitted or
required to

          (a) make any Revolving I Credit Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving I Credit Loans

               (i) of all Revolving Credit Lenders, together with all Revolving Credit Letter of Credit Outstandings and the outstanding principal amount of all Swing Line Loans would exceed the Revolving I Credit Commitment Amount, or

               (ii) of such Revolving Credit Lender, together with such Revolving Credit Lender's Revolving Credit Percentage of all Revolving Credit Letter of Credit Outstandings, would exceed such Revolving Credit Lender's Revolving Credit Percentage of the Revolving I Credit Commitment Amount; or

          (b) make any Revolving II Credit Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving II Credit Loans

               (i) of all Revolving Credit Lenders would exceed the Revolving II Credit Commitment Amount, or

               (ii) of such Revolving Credit Lender would exceed such Revolving Credit Lender's Revolving Credit
          Percentage of the Revolving II Credit Commitment
          Amount; or

          (c) issue (in the case of any Issuer) or participate in (in the case of each Revolving Credit Lender) any Revolving
     Credit Letter of Credit if, after giving effect thereto

               (i) all Revolving Credit Letter of Credit
          Outstandings together with the aggregate outstanding principal amount of all Revolving I Credit Loans of all Revolving Credit Lenders and the outstanding principal amount of all Swing Line Loans would exceed the Revolving I Credit Commitment Amount, or

               (ii) such Revolving Credit Lender's Revolving Credit Percentage of all Revolving Credit Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving I Credit Loans of such Revolving Credit Lender would exceed such Revolving Credit Lender's Revolving Credit Percentage of the Revolving I Credit Commitment Amount.

          (d) make any Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans (i) would exceed the Swing Line Loan Commitment Amount, or (ii) together with the aggregate outstanding principal amount of all Revolving I Credit Loans of all Revolving Credit Lenders and Revolving Credit Letter of Credit Outstandings would exceed the Revolving I Credit Commitment Amount.

     SECTION II.2.  Reduction of Commitment Amounts.  The
Revolving Credit Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

     SECTION II.2.1. Optional. Any Revolving Credit Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of either Revolving Credit Commitment Amount; provided, however, that all such reductions shall require at least three Business Days prior notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving I Credit Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 and of the Revolving II Credit Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any such reduction of the Revolving I Credit Commitment Amount which reduces the Revolving I Credit Commitment Amount below the Revolving Credit Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Revolving Credit Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving I Credit Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

     SECTION II.2.2. Mandatory. (a) On the Revolving I Credit Commitment Termination Date, the Revolving I Credit Commitment Amount shall be zero, and on the Revolving II Credit Loan Commitment Termination Date, the Revolving II Credit Commitment Amount shall be zero. Any amount required to be applied as a mandatory prepayment of the Revolving I Credit Loans and a reduction of the Revolving I Credit Commitment Amount and to cash collateralize Reimbursement Obligations in respect of Revolving Credit Letters of Credit pursuant to the penultimate paragraph of
Section 7.2.12 of the Term Loan Agreement as in effect on the date hereof shall be applied first to the payment of the aggregate unpaid principal amount of Swing Line Loans then outstanding, second, to the payment of the aggregate unpaid principal amount of Revolving I Credit Loans then outstanding, and third, to the payment of the then outstanding Revolving Credit Letter of Credit Outstandings and to cash collateralize Reimbursement Obligations in respect of Revolving Credit Letters of Credit, whereupon the Revolving I Credit Commitment shall automatically terminate.

     (b) The Revolving II Credit Commitment Amount shall be reduced from time to time as required under Section 3.1.1 and the penultimate paragraph of Section 7.2.12 of the Term Loan
Agreement as in effect on the date hereof.

     SECTION II.3. Borrowing Procedure. Revolving Credit Loans (other than Swing Line Loans) shall be made by the Revolving Credit Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with
Section 2.3.2.

     SECTION II.3.1. Revolving I Credit Loans and Revolving II Credit Loans. By telephonic notice, promptly followed (by the end of the Business Day on which such telephonic notice was delivered) by the delivery of a confirming Borrowing Request to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, any Revolving Credit Borrower may from time to time irrevocably request, on not less than one Business Days notice (in the case of Revolving I Credit Loans maintained as Base Rate Loans) or three Business Days notice (in the case of Revolving I Credit Loans maintained as LIBO Rate Loans or Revolving II Credit Loans maintained either as Base Rate Loans or LIBO Rate Loans) nor more than five Business Days notice (in the case of any Revolving Credit Loans), that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $500,000, in the case of Revolving I Credit Loans, or in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Revolving II Credit Loans, or, in either case, in the unused amount of the applicable Revolving Credit Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Revolving Credit Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Revolving Credit Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent (which may be maintained with an Affiliate of the Administrative Agent) shall specify from time to time by notice to the Revolving Credit Lenders. Subject to Section 10.2, the Administrative Agent shall make such funds available to the applicable Revolving Credit Borrower by wire transfer to the accounts such Revolving Credit Borrower shall have specified in its Borrowing Request. No Revolving Credit Lender's obligation to make any Revolving Credit Loan shall be affected by any other Revolving Credit Lender's failure to make any Revolving Credit Loan.

     SECTION II.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (by the end of the Business Day on which such telephonic notice was delivered) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 12:00 noon, New York City time, on the Business Day the proposed Swing Line Loan is to be made, any Revolving Credit Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $100,000 or any larger integral multiple of $50,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. Upon receipt of notice from the Administrative Agent confirming the amount of the requested Borrowing, the proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 2:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause
(a), to the applicable Revolving Credit Borrower by wire transfer to the account such Revolving Credit Borrower shall have specified in its notice therefor.

     (b) If any Default shall occur and be continuing, each Revolving Credit Lender with a Revolving I Credit Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, make a Revolving I Credit Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the Refunded Swing Line Loans); provided, that the Swing Line Lender shall not request, and no Revolving Credit Lender shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Refunded Swing Line Loans and Revolving I Credit Loans made by such Revolving Credit Lender, plus such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of all Revolving Credit Letter of Credit Outstandings, would exceed such Revolving Credit Lender's Revolving Credit Percentage of the then existing Revolving I Loan Commitment Amount. On or before 11:00 a.m. (New York City time) on the first Business Day following receipt by each Revolving Credit Lender of a request to make Revolving I Credit Loans as provided in the preceding sentence, each such Revolving Credit Lender with a Revolving I Loan Commitment shall deposit in an account specified by the Administrative Agent the amount so requested in same day funds and such funds shall be transferred to the Swing Line Lender by the Administrative Agent to repay the Refunded Swing Line Loans. At the time the aforementioned Revolving I Credit Lenders make the above referenced Revolving Credit Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving I Credit Loan in an amount equal to the Swing Line Lender's Revolving Credit Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving I Credit Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Revolving I Credit Lender's Revolving I Credit Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving I Credit Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving I Credit Loans were made. Each Revolving I Credit Lender's obligation to make the Revolving I Credit Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving I Credit Lender may have against the Swing Line Lender, any Revolving Credit Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Revolving Credit Borrower; (iv) the acceleration or maturity of any Revolving Credit Loans or the termination of any Revolving Credit Commitment after the making of any Swing Line Loan;
(v) any breach of this Agreement or any other Revolving Credit Document by any Revolving Credit Borrower or any Revolving Credit Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION II.4. Continuation and Conversion Elections. By telephonic notice, promptly followed (by the end of the Business Day on which such telephonic notice was delivered) by the delivery of a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, any Revolving Credit Borrower may from time to time irrevocably elect, on not less than one Business Days notice in the case of a continuation or conversion of LIBO Rate Loans into Base Rate Loans, or three Business Days notice in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans, and in either case not more than five Business Days notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, of any Revolving I Credit Loans, or an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Revolving II Credit Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans of either type or, in the case of LIBO Rate Loans of either type, be converted into a Base Rate Loan or a LIBO Rate Loan of the other type or continued as a LIBO Rate Loan of such type (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Revolving I Credit Loans or
Revolving II Credit Loans, as the case may be, of all Revolving Credit Lenders, and (ii) no portion of the outstanding principal amount of any Revolving Credit Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION II.5. Funding. Each Revolving Credit Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Revolving Credit Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Revolving Credit Lender, and the obligation of each Revolving Credit Borrower to repay such LIBO Rate Loan shall nevertheless be to such Revolving Credit Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Revolving Credit Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Revolving Credit Lender elected to fund all LIBO Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office?s interbank eurodollar market.

     SECTION II.6.  Register; Revolving Credit.

          (a) Each Revolving Credit Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Revolving Credit Borrowers to such Revolving Credit Lender resulting from each Revolving Credit Loan made by such Revolving Credit Lender, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time hereunder. In the case of a Revolving Credit Lender that does not request, pursuant to clause
(b)(ii) below, execution and delivery of a Revolving Credit Note evidencing the Revolving Credit Loans made by such Revolving Credit Lender to the Revolving Credit Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Revolving Credit Lender to maintain such account or accounts shall not limit or otherwise affect any Revolving Credit Obligations of the Revolving Credit Borrowers or any other Revolving Credit Obligor.

               (b)(i) The Revolving Credit Borrowers hereby designate the Administrative Agent to serve as the Revolving Credit Borrowers agent, solely for the purpose of this clause (b), to maintain a register (the Register) on which the Administrative Agent will record each Revolving Credit Lender's Revolving Credit Commitment, the Revolving Credit Loans made by each Revolving Credit Lender and each repayment in respect of the principal amount of the Revolving Credit Loans of each Revolving Credit Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Revolving Credit Borrowers obligation in respect of such Revolving Credit Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Revolving Credit Borrowers, the Administrative Agent and the Revolving Credit Lenders shall treat each Person in whose name a Revolving Credit Loan (and as provided in clause (ii) the Revolving Credit Note evidencing such Revolving Credit Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Subject to the provisions of Section 11.11.1, a Revolving Credit Lender's Revolving Credit Commitment and the Revolving Credit Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Revolving Credit Lender's Revolving Credit Loan Commitment or the Revolving Credit Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor thereof. No assignment or transfer of a Revolving Credit Lender's Revolving Credit Commitment or the Revolving Credit Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

               (ii) The Revolving Credit Borrowers agree that, upon the request to the Administrative Agent by any Revolving Credit Lender, the Revolving Credit Borrowers will execute and deliver to such Revolving Credit Lender, as applicable, a Revolving Credit Note evidencing the Revolving Credit Loans made by such Revolving Credit Lender. The Revolving Credit Borrowers hereby irrevocably authorizes each Revolving Credit Lender to make (or cause to be made) appropriate notations on the grid attached to such Revolving Credit Lender's Revolving Credit Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of the outstanding principal amount of, and the interest rate and Interest Period applicable to the Revolving Credit Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Revolving Credit Borrowers absent manifest error; provided, however, that the failure of any Revolving Credit Lender to make any such notations shall not limit or otherwise affect any Revolving Credit Obligations of the Revolving Credit Borrowers or any other Revolving Credit Obligor.


                          ARTICLE III

           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1. Repayments and Prepayments. The Revolving Credit Borrowers shall be jointly and severally obligated to repay in full the unpaid principal amount of each Revolving Credit Loan upon the Stated Maturity Date therefor. Prior thereto, the Revolving Credit Borrowers jointly and severally acknowledge, covenant and agree that any Revolving Credit Borrower

          (a   may, from time to time on any Business Day, make a
     voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i   Revolving Credit Loans (other than Swing Line
          Loans); provided, however, that

                    (A)  any such prepayment shall be made pro
               rata among Revolving I Credit Loans or Revolving II Credit Loans, as the case may be, of the same type and, if applicable, having the same Interest Period, of all Revolving Credit Lenders;

                    (B) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such LIBO Rate Loan;

                    (C)  all such voluntary prepayments shall
               require, in the case of Revolving I Credit Loans maintained as Base Rate Loans, at least one, and in the case of Revolving I Credit Loans maintained as LIBO Rate Loans and Revolving II Credit Loans maintained either as Base Rate Loans or LIBO Rate Loans, at least three but, in any case, no more than five, Business Days prior written notice to the Administrative Agent; and

                    (D)  all such voluntary partial prepayments
               shall be, in the case of Revolving I Credit Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, and in the case of Revolving II Credit Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000;

               (ii   Swing Line Loans, provided that

                    (A)  all such voluntary prepayments shall
               require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York City time, on the day of such prepayment (such notice to be confirmed in writing by the applicable Revolving Credit Borrower by the end of the Business Day on which such telephonic notice was delivered); and

                    (B)  all such voluntary partial prepayments
               shall be in an aggregate amount of $100,000 and an integral multiple of $50,000 or in the aggregate principal amount of all Swing Line Loans then outstanding;

          (b   shall, on each date when any reduction in any
     Revolving I Credit Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Revolving Credit Lenders having Revolving I Credit Commitments first, to the payment of the aggregate unpaid principal amount of those Swing Line Loans then outstanding, second, to the payment of the aggregate unpaid principal amount of those Revolving I Credit Loans then outstanding, and, third, to the payment of the then outstanding Revolving Credit Letter of Credit Outstandings) equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving I Credit Loans and Revolving Credit Letter of Credit Outstandings over the Revolving I Credit Loan Commitment Amount as so reduced;

          (c   shall, on each date when any reduction in the
     Revolving II Credit Commitment Amount shall become effective, including pursuant to Section 2.2 (other than pursuant to clause (a) of the definition of Revolving II Credit Commitment Termination Date), make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Revolving Credit Lenders having Revolving II Credit Commitments to the payment of the aggregate unpaid principal amount of those Revolving II Credit Loans then outstanding) equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving II Credit Loans over the Revolving II Credit Loan Commitment Amount as so reduced;

     provided, that mandatory prepayments of LIBO Rate Loans made pursuant to clauses (b) and (c) of this Section 3.1, if not made on the last day of the Interest Period with respect thereto, shall, at any Revolving Credit Borrower's option, so long as no Default has occurred and is continuing, be prepaid subject to the provisions of Section 5.4, or the amount required to be applied to the prepayment of LIBO Rate Loans (after application to any Base Rate Loans) shall be deposited with the Administrative Agent or another Revolving Credit Lender as cash collateral for such Revolving I Credit Loans and Revolving II Credit Loans on terms reasonably satisfactory to the Administrative Agent (or such Revolving Credit Lender) and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date of receipt of the proceeds in respect of which such prepayment is required to be made and on the last day of each such Interest Period (together with a payment of all interest that is due on the last day of each such Interest Period pursuant to clause (d) of Section 3.2.3). After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the applicable Revolving Credit Borrower;

          (d   shall, on the Stated Maturity Date for the
     Revolving Credit Loans, repay in full the aggregate outstanding principal amount, if any, of all Revolving
     Credit Loans;

          (e   shall, immediately upon any acceleration of the
     Stated Maturity Date of any Revolving Credit Loans pursuant to Section 9.2 or Section 9.3, repay all Revolving Credit Loans, unless, pursuant to Section 9.3, only a portion of all Revolving Credit Loans is so accelerated (in which case such portion shall be repaid); and

          (f   shall repay Revolving Credit Loans from time to
     time as required under Sections 3.1.1 and 3.1.2 and the penultimate paragraph of Section 7.2.12 of the Term Loan Agreement as in effect on the date hereof (it being understood by the parties hereto that such provisions of the Term Loan Agreement shall inure to the benefit of the Revolving Credit Lenders as if the Revolving Credit Lenders were parties to the Term Loan Agreement).

Each prepayment of any Revolving Credit Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4. No voluntary prepayment of principal of any Revolving I Credit Loan or Swing Line Loan shall cause a reduction in the Revolving I Credit Commitment Amount; any prepayment of principal of any Revolving II Credit Loan shall, to the extent of such prepayment, reduce the Revolving II Credit Commitment Amount, and no mandatory reduction of the Revolving II Credit Commitment Amount pursuant to clause (a) of the definition of Revolving II Credit Commitment Termination Date shall require that the then outstanding Revolving II Credit Loans be repaid.

     SECTION III.2.  Interest Provisions.  Interest on the
outstanding principal amount of Revolving Credit Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION III.2.1.  Rates.  Pursuant to an appropriately
delivered Borrowing Request or Continuation/Conversion Notice,

          (a   any Revolving Credit Borrower may elect that
     Revolving Credit Loans (other than Swing Line Loans) comprising a Borrowing accrue interest at a rate per annum:

               (i   on that portion maintained from time to time
          as a Base Rate Loan, equal to the sum of the Alternate
          Base Rate from time to time in effect plus the Applicable Revolving Loan Margin; and

               (ii   on that portion maintained as a LIBO Rate
          Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Revolving Loan Margin (all LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan); and

          (b   each Swing Line Loan shall accrue interest on the
     unpaid principal amount thereof for each day from and including the day upon which such Swing Line Loan was made to but excluding the date such Swing Line Loan is repaid at a rate per annum equal to the sum of the then effective Alternate Base Rate plus the Applicable Revolving Loan Margin minus the applicable commitment fee rate per annum payable to any Revolving I Credit Lender pursuant to Section
     3.3.1 in respect of its Revolving I Credit Commitment.

     SECTION III.2.2. Post-Maturity Rates. Upon the occurrence and continuance of (i) any Event of Default described in Section
9.1.1 or clauses (a) through (d) of Section 9.1.9 or (ii) any other Event of Default which shall remain uncured for thirty days (without giving effect to any grace period therefor), all Revolving Credit Loans shall bear, and the Revolving Credit Borrowers shall be obligated, on a joint and several basis, to pay, but only to the extent permitted by law, interest (after as well as before judgment) thereon in arrears at a rate per annum equal to the rate that would otherwise be applicable to such Revolving Credit Loans maintained as Base Rate Loans pursuant to
Section 3.2.1 plus 5.0% on the last day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

     SECTION III.2.3.  Payment Dates.  Interest accrued on each
Revolving Credit Loan shall be payable, without duplication:

          (a   on the Stated Maturity Date therefor;

          (b   subject to the proviso set forth in clause (c) of
     Section 3.1, on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Revolving Credit Loan to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

          (c   with respect to Base Rate Loans, on each Quarterly
     Payment Date occurring after the date of the initial
     Borrowing hereunder;

          (d   with respect to LIBO Rate Loans, on the last day
     of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring three months after the commencement of such Interest Period);

          (e   with respect to any Base Rate Loans converted into
     LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the next
     Quarterly Payment Date; and

          (f   on that portion of any Revolving Credit Loans the
     Stated Maturity Date of which is accelerated pursuant to
     Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Revolving Credit Loans or other monetary
Revolving Credit Obligations arising under this Agreement or any other Revolving Credit Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION III.3.  Fees.  The Revolving Credit Borrowers,
jointly and severally, agree to pay the fees set forth in this
Section 3.3.  All such fees shall be non-refundable.

     SECTION III.3.1. Commitment Fee. The Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Revolving Credit Lender, for the period (including any portion thereof when any of its Revolving Credit Commitments are suspended by reason of the inability of the Revolving Credit Borrowers to satisfy any condition of Article VI) commencing on the Restatement Effective Date and continuing through the final Revolving Credit Commitment Termination Date, a commitment fee at the following per annum rates and for the following periods based on such Revolving Credit Lender's Revolving Credit Percentage of the sum of the average daily unused portion of each Revolving Credit Commitment
Amount: (i) 1.00% per annum for the period commencing on the Restatement Effective Date through January 31, 2000, (ii) 1.125% per annum for the period commencing on February 1, 2000 through April 30, 2000, and (iii) 1.375% per annum for the period commencing on May 1, 2000 and continuing thereafter through the final Revolving Credit Commitment Termination Date. Such commitment fees shall be payable by the Revolving Credit Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Restatement Effective Date, and on each Revolving Credit Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving I Credit Commitment with respect to the calculation of commitment fees to be paid by the Revolving Credit Borrowers to the Revolving Credit Lenders.

     SECTION III.3.2. Other Fees. The Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent for its own account, the annual administration fees referred to in the letter agreement, dated March 13, 1998, among the Borrower, the Revolving Credit Borrowers and the Administrative Agent with respect thereto.

     SECTION III.3.3.  Revolving Credit Letter of Credit Fee.
The Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the account of each Revolving Credit Lender having a Revolving I Credit Commitment, a fee for each Revolving Credit Letter of Credit for the period from and including the date of the issuance of such Revolving Credit Letter of Credit to (but not including) the date upon which such Revolving Credit Letter of Credit expires, at a rate per annum equal to the Applicable Revolving Loan Margin for Base Rate Loans multiplied by the Stated Amount of the face amount of such Revolving Credit Letter of Credit. Such fee shall be payable by the Revolving Credit Borrowers in arrears on each Quarterly Payment Date, and on the Revolving I Credit Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Revolving Credit Letter of Credit.

     SECTION III.3.4. Revolving Credit Letter of Credit Issuing Fee. The Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the account of the applicable Issuer, an issuing fee for each Revolving Credit Letter of Credit for the period from and including the date of issuance of such Revolving Credit Letter of Credit to (but not including) the date upon which such Revolving Credit Letter of Credit expires, of 0.25% per annum of the Stated Amount of such Revolving Credit Letter of Credit. Such fee shall be payable by the Revolving Credit Borrowers in arrears on each Quarterly Payment Date and on the Revolving I Credit Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Revolving Credit Letter of Credit.

     SECTION III.3.5.  Revolving Credit Letter of Credit
Administrative Fee. The Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the account of the applicable Issuer, the amounts set forth in
Section 4.3.

     SECTION III.3.6. Deferred Fees. Subject to the occurrence of the Amendment No. 2 Effective Date, the Revolving Credit Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the account of each Revolving Credit Lender, deferred fees in the following amounts: (i) .25% of such Revolving Credit Lender's Revolving Credit Commitments in effect and Revolving Credit Loans outstanding on February 1, 2000, (ii) 1.00% of such Revolving Credit Lender's Revolving Credit Commitments in effect and Revolving Credit Loans outstanding on August 1, 2000 and (iii) 1.00% of such Revolving Credit Lender's Revolving Credit Commitments in effect and Revolving Credit Loans outstanding on January 30, 2001.

     SECTION III.3.7. Amendment Fee. The Revolving Credit Borrowers jointly and severally, agree to pay to the Administrative Agent, for the account of each Revolving Credit Lender, upon the later to occur of the Amendment No. 2 Effective Date and the Restatement Effective Date, an amendment fee in the amount of .50% of such Revolving Credit Lender's Revolving Credit Commitments in effect and Revolving Credit Loans outstanding at such time.


                           ARTICLE IV

               REVOLVING CREDIT LETTERS OF CREDIT

     SECTION IV.1. Issuance Requests. By delivering to the Administrative Agent and the applicable Issuer an Issuance Request on or before 12:00 noon, New York City time, any Revolving Credit Borrower may request, from time to time prior to the Revolving I Credit Commitment Termination Date and on not less than three nor more than ten Business Days notice, that such Issuer issue an irrevocable standby Revolving Credit Letter of Credit in substantially the form of Exhibit C hereto, or in such other form as may be requested by such Revolving Credit Borrower and approved by such Issuer (each a Revolving Credit Letter of Credit), in support of financial obligations of such Revolving Credit Borrower incurred in such Revolving Credit Borrower's ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Revolving Credit Lenders thereof. Each Revolving Credit Letter of Credit shall by its terms:

          (a   be issued in a Stated Amount which does not exceed
     (or would not exceed) the then Revolving I Credit Commitment
     Availability;

          (b   be stated to expire on a date (its Stated Expiry
     Date) no later than the earlier to occur of (i) the Revolving I Credit Loan Commitment Termination Date and (ii) one year from the date of its issuance; provided that, notwithstanding the terms of clause (ii) above, a Revolving Credit Letter of Credit may, if required by the beneficiary thereof, contain evergreen provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the Issuer or the account party more than a specified period prior to the then existing Stated Expiry Date; and

          (c   on or prior to its Stated Expiry Date

               (i   terminate immediately upon notice to the
          Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

               (ii   reduce in part immediately and to the extent
          the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part, or

               (iii   terminate 30 Business Days after notice to
          the beneficiary thereunder from the Issuer thereof that an Event of Default has occurred and is continuing.

So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Administrative Agent of an Issuance Request at least three but not more than ten Business Days or such longer period as required by the terms of any Revolving Credit Letter of Credit prior to the Stated Expiry Date of any Revolving Credit Letter of Credit, the applicable Revolving Credit Borrower may request such Issuer to extend the Stated Expiry Date of such Revolving Credit Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension and the Revolving I Credit Commitment Termination Date.

     SECTION IV.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article
VI), the Issuer shall issue Revolving Credit Letters of Credit, and extend the Stated Expiry Dates of outstanding Revolving Credit Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Revolving Credit Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Revolving Credit Lenders with a Revolving I Credit Commitment with a copy of such Revolving Credit Letter of Credit) and will notify the beneficiary under any Revolving Credit Letter of Credit of any extension of the Stated Expiry Date thereof.

     SECTION IV.3. Expenses. Each Revolving Credit Borrower agrees to pay to the Administrative Agent for the account of the applicable Issuer(s) all administrative expenses of such Issuer(s) in connection with the issuance, maintenance, modification (if any) and administration of each Revolving Credit Letter of Credit issued by such Issuer(s) upon demand from time to time.

     SECTION IV.4. Other Revolving Credit Lenders Participation. Each Revolving Credit Letter of Credit issued pursuant to Section
4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Revolving Credit Lenders (including the Issuer thereof) pro rata according to their respective Revolving Credit Percentages of the Revolving I Credit Commitment. Each Revolving Credit Lender shall, to the extent of its Revolving Credit Percentage of the Revolving I Credit Commitment, be deemed irrevocably to have participated in the issuance of such Revolving Credit Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Revolving Credit Borrowers in accordance with Section 4.5, or which have been reimbursed by the Revolving Credit Borrowers but must be returned, restored or disgorged by such Issuer for any reason, and each Revolving Credit Lender shall, to the extent of its Revolving Credit Percentage of the Revolving I Credit Commitment Amount, be entitled to receive from the Administrative Agent a ratable portion of the Revolving Credit Letter of Credit fees received by the Administrative Agent pursuant to Section 3.3.3, with respect to each Revolving Credit Letter of Credit.
In the event that the Revolving Credit Borrowers shall fail to reimburse any Issuer, or if for any reason Revolving I Credit Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Revolving Credit Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Credit Lender with a Revolving I Credit Commitment of the unreimbursed amount of such drawing and of such Revolving Credit Lender's respective participation therein. Each Revolving Credit Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:00 a.m., New York City time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Credit Lender fails to make available to such Issuer the amount of such Revolving Credit Lender's participation in such Revolving Credit Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Revolving Credit Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate plus the Applicable Revolving Loan Margin for Base Rate Loans. Nothing in this Section shall be deemed to prejudice the right of any Revolving Credit Lender to recover from any Issuer any amounts made available by such Revolving Credit Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Revolving Credit Letter of Credit by such Issuer in respect of which payment was made by such Revolving Credit Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Revolving Credit Lender which has paid all amounts payable by it under this Section with respect to any Revolving Credit Letter of Credit issued by such Issuer such other Revolving Credit Lender's Revolving Credit Percentage of the Revolving I Credit Commitment Amount of all payments received by such Issuer from the Revolving Credit Borrowers in reimbursement of drawings honored by such Issuer under such Revolving Credit Letter of Credit when such payments are received.

     SECTION IV.5. Disbursements. Each Issuer will notify the applicable Revolving Credit Borrower and the Administrative Agent promptly of the presentment for payment of any Revolving Credit Letter of Credit, together with notice of the date (a Disbursement Date) such payment shall be made. Subject to the terms and provisions of such Revolving Credit Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Revolving Credit Letter of Credit. Prior to 12:00 noon, New York City time, on the Disbursement Date, the Revolving Credit Borrowers will be obligated, on a joint and several basis, to reimburse the applicable Issuer for all amounts which it has disbursed under the Revolving Credit Letter of Credit. To the extent the applicable Issuer is not reimbursed in full in accordance with the third sentence of this Section, the Revolving Credit Borrowers Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate plus the Applicable Revolving Loan Margin for Base Rate Loans plus a margin of 5.0% per annum, payable on demand. In the event the applicable Issuer is not reimbursed by the Revolving Credit Borrowers on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Revolving Credit Lenders (including such Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Credit Loans which are Base Rate Loans as provided in Section 2.1.2 (the Revolving Credit Borrowers being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving I Credit Commitments to make Revolving I Credit Loans immediately prior to giving effect to the application of the proceeds of such Revolving Credit Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION IV.6. Reimbursement. The Revolving Credit Borrowers obligations (a Reimbursement Obligation) under Section
4.5 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Revolving Credit Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Revolving Credit Borrowers, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Revolving Credit Borrowers may have or have had against any Revolving Credit Lender or any beneficiary of a Revolving Credit Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Revolving Credit Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Revolving Credit Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Revolving Credit Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Revolving Credit Borrowers to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Revolving Credit Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

     SECTION IV.7. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Revolving I Credit Commitment Termination Date, an amount equal to that portion of Revolving Credit Letter of Credit Outstandings attributable to outstanding and undrawn Revolving Credit Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Revolving Credit Lenders, and without demand upon or notice to any Revolving Credit Borrower, be deemed to have been paid or disbursed by such Issuer under such Revolving Credit Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and any Revolving Credit Borrower of its obligations under this Section, such Revolving Credit Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from any Revolving Credit Borrower pursuant to this Section shall be held as collateral security for the repayment of such Revolving Credit Borrower's obligations in connection with the Revolving Credit Letters of Credit issued by such Issuer. At any time when such Revolving Credit Letters of Credit shall terminate and all Revolving Credit Obligations of each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Revolving Credit Obligations of the Revolving Credit Borrowers under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Revolving Credit Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Revolving Credit Borrowers the excess, if any, of

          (a   the aggregate amount deposited by the Revolving
     Credit Borrowers with such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over

          (b   the aggregate amount of all Reimbursement
     Obligations to such Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, each Issuer shall return to the Revolving Credit Borrowers all amounts then on deposit with such Issuer pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to any Revolving Credit Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Revolving Credit Obligations in connection with the Revolving Credit Letters of Credit issued by such Issuer.

     SECTION IV.8. Nature of Reimbursement Obligations. The Revolving Credit Borrowers shall assume all risks of the acts, omissions, or misuse of any Revolving Credit Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Revolving Credit Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a   the form, validity, sufficiency, accuracy,
     genuineness, or legal effect of any Revolving Credit Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Revolving Credit Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b   the form, validity, sufficiency, accuracy,
     genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Revolving Credit Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c   failure of the beneficiary to comply fully with
     conditions required in order to demand payment under a Revolving Credit Letter of Credit;

          (d   errors, omissions, interruptions, or delays in
     transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

          (e   any loss or delay in the transmission or otherwise
     of any document or draft required in order to make a Disbursement under a Revolving Credit Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Revolving Credit Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding (jointly and severally) upon each Revolving Credit Borrower and shall not put such Issuer under any resulting liability to any Revolving Credit Borrower.

     SECTION IV.9.  Increased Costs; Indemnity.  If by reason of

          (a any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

          (b   compliance by any Issuer or any Revolving Credit
     Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S.
     Board:

               (i   any Issuer or any Revolving Credit Lender
          shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by such Issuer or any Revolving Credit Lender;

               (ii   any reserve, deposit or similar requirement
          is or shall be applicable, imposed or modified in respect of any Revolving Credit Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Credit Lender; or

               (iii   there shall be imposed on any Issuer or any
          Revolving Credit Lender any other condition regarding this Article IV, any Revolving Credit Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to such Issuer or such Revolving Credit Lender of issuing, making or maintaining any Revolving Credit Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Credit Lender, then and in any such case such Issuer or such Revolving Credit Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Revolving Credit Borrowers thereof, and the Revolving Credit Borrowers shall pay on demand such amounts as such Issuer or Revolving Credit Lender may specify to be necessary to compensate such Issuer or Revolving Credit Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Revolving Loan Margin for Base Rate Loans plus 5.0% per annum. The determination by such Issuer or Revolving Credit Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this Article IV, each Revolving Credit Borrower hereby agrees to protect, indemnify, pay and save each Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys fees and allocated costs of internal counsel) which such Issuer may incur or be subject to as a consequence, direct or indirect, of

          (c   the issuance of the Revolving Credit Letters of
     Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer as determined by a court of competent jurisdiction, or

          (d   the failure of such Issuer to honor a drawing
     under any Revolving Credit Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.


                           ARTICLE V

             CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION V.1. LIBO Rate Lending Unlawful. If any Revolving Credit Lender shall determine (which determination shall, upon notice thereof to any Revolving Credit Borrower and the Revolving Credit Lenders, be conclusive and binding on the Revolving Credit Borrowers) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Revolving Credit Lender shall have become a Revolving Credit Lender hereunder, makes it unlawful, or any central bank or other Regulatory Authority asserts, after such date, that it is unlawful, for such Revolving Credit Lender to make, continue or maintain any Revolving Credit as, or to convert any Revolving Credit into, a LIBO Rate Loan, the obligations of such Revolving Credit Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Revolving Credit Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Revolving Credit Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Each Revolving Credit Lender agrees to promptly give notice to the Administrative Agent and each Revolving Credit Borrower when the circumstances causing such suspension cease to exist.

     SECTION V.2.  Deposits Unavailable.  If the Administrative
Agent shall have determined that

          (a   with respect to any proposed LIBO Rate Loan,
     Dollar deposits in the relevant amount and for the relevant
     Interest Period are not generally available in the relevant market; or

          (b   by reason of circumstances affecting the relevant
     market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans for the relevant Interest Period;

then, upon notice from the Administrative Agent to the Revolving Credit Borrowers and the Revolving Credit Lenders, the obligations of all Revolving Credit Lenders under Section 2.3 and
Section 2.4 to make or continue after the relevant Interest Period any Revolving Credit Loans as, or to convert any Revolving Credit Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Revolving Credit Borrowers and the Revolving Credit Lenders that the circumstances causing such suspension no longer exist.

     SECTION V.3. Increased LIBO Rate Loan Costs, etc. Each Revolving Credit Borrower, jointly and severally, agrees to reimburse each Revolving Credit Lender for any increase in the cost to such Revolving Credit Lender of, or any reduction in the amount of any sum receivable by such Revolving Credit Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Revolving Credit Loans as, or of converting (or of its obligation to convert) any Revolving Credit Loans into, LIBO Rate Loans (except for any increase taken into account in determining the LIBOR Reserve Percentage and except for increased capital costs and Taxes which are governed by Sections 5.5 and 5.6, respectively) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Regulatory Authority. Such Revolving Credit Lender shall use all commercially reasonable efforts to promptly notify the Administrative Agent and the Revolving Credit Borrowers in writing within 90 days of the occurrence of any such event (which notice shall in any event be delivered no later than 120 days after the annual audited financial statements are reported for the fiscal year of such Revolving Credit Lender ended following the payment and performance in full of all Obligations, the termination of all Commitments and the expiration of all Revolving Credit Letters of Credit), such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Revolving Credit Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Revolving Credit Borrowers, and the Revolving Credit Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay such additional amounts, directly to such Revolving Credit Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Revolving Credit Borrowers.

     SECTION V.4. Funding Losses. In the event any Revolving Credit Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Revolving Credit Lender to make, continue or maintain any portion of the principal amount of any Revolving Credit Loan as, or to convert any portion of the principal amount of any Revolving Credit Loan into, a LIBO Rate Loan) as a result of

          (a   any conversion or repayment or prepayment of the
     principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b   any Revolving Credit Loans not being made as LIBO
     Rate Loans in accordance with the Borrowing Request therefor; or

          (c   any Revolving Credit Loans not being continued as,
     or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Revolving Credit Lender to the Revolving Credit Borrowers (with a copy to the Administrative Agent) (which notice such Revolving Credit Lender shall use all commercially reasonable efforts to deliver to the Revolving Credit Borrowers within 90 days of the occurrence of any such event and which notice shall in any event be delivered no later than 120 days after the annual audited financial statements are reported for the fiscal year of such Revolving Credit Lender ended following the payment and performance in full of all Obligations, the termination of all Commitments and the expiration of all Revolving Credit Letters of Credit), the Revolving Credit Borrowers shall, and the Revolving Credit Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay, within five days of its receipt thereof, pay directly to such Revolving Credit Lender such amount as will (in the reasonable determination of such Revolving Credit Lender) reimburse such Revolving Credit Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Revolving Credit Borrowers.

     SECTION V.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Regulatory Authority, in each case occurring after the applicable Revolving Credit Lender becomes a Revolving Credit Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Revolving Credit Lender or any Person controlling such Revolving Credit Lender, and such Revolving Credit Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Persons capital as a consequence of the Revolving Credit Commitments, issuance of the participation in Revolving Credit Letters of Credit or the Revolving Credit Loans made by such Revolving Credit Lender is reduced to a level below that which such Revolving Credit Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Revolving Credit Lender to the Revolving Credit Borrowers (which notice such Revolving Credit Lender shall use all commercially reasonable efforts to deliver to the Borrower within 90 days of the occurrence of any such event and which notice shall in any event be delivered no later than 120 days after the annual audited financial statements are reported for the fiscal year of such Revolving Credit Lender ended following the payment and performance in full of all Obligations, the termination of all Commitments and the expiration of all Revolving Credit Letters of Credit), the Revolving Credit Borrowers shall be jointly and severally obligated to immediately pay directly to such Revolving Credit Lender additional amounts sufficient to compensate such Revolving Credit Lender or such controlling Person for such reduction in rate of return. A statement of such Revolving Credit Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be sent by such Revolving Credit Lender to the Revolving Credit Borrowers and shall, in the absence of manifest error, be conclusive and binding on the Revolving Credit Borrowers. In determining such amount, such Revolving Credit Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION V.6. Taxes. (a) All payments by the Revolving Credit Borrowers of principal of, and interest on, or other amounts in respect of, the Revolving Credit Loans and all other amounts payable hereunder (including fees) and the Revolving Credit Notes shall be made free and clear of and without deduction for any Taxes, except to the extent that any such withholdings or deductions are required by applicable law, rule or regulations. In that event, the Revolving Credit Borrowers shall be jointly and severally obligated to
               (i   pay directly to the relevant authority the
          full amount of Taxes required to be so withheld or deducted;

               (ii   promptly forward to the Administrative Agent
          an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

               (iii   if such Taxes are Covered Taxes, pay to the
          Administrative Agent for the account of the Revolving Credit Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Revolving Credit Lender will equal the full amount such Revolving Credit Lender would have received had no such withholding or deduction been required.

     In addition, if the Revolving Credit Borrowers, any Revolving Credit Lender, or the Administrative Agent is required by law at any time to pay any Covered Tax on, or calculated by reference to, any sum received or receivable by or on behalf of any Revolving Credit Lender or the Administrative Agent under this Agreement or any Notes, then
     (i) with respect solely to any such requirement with respect to a Revolving Credit Lender or the Administrative Agent, any applicable Revolving Credit Lender or the Administrative Agent shall, as promptly as practicable following such Person having notice of such requirement, give notice to the Revolving Credit Borrowers of such requirement and (ii) the Revolving Credit Borrowers shall be jointly and severally obligated, promptly after having received such notice, to pay or procure the payment of such Covered Tax. If any the Revolving Credit Borrower pays any such Covered Taxes as required by the immediately preceding sentence, then such Revolving Credit Borrower will promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment of Covered Taxes to the relevant taxing authority. Without prejudice to the preceding provisions, if the Administrative Agent or any Revolving Credit Lender is required by law to make any payment on account of Covered Taxes on or in relation to any sum received under this Agreement or any Note, or any liability for Covered Taxes in respect of any such sum is imposed, levied or assessed against any Revolving Credit Lender or the Administrative Agent, the Revolving Credit Borrowers will indemnify each such Revolving Credit Lender and the Administrative Agent for the full amount of Covered Taxes paid by such Revolving Credit Lender or the Administrative Agent (as the case may be), whether or not such Covered Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days of the demand of the Revolving Credit Lender or the Administrative Agent therefor. In addition, if any the Revolving Credit Borrower fails to remit to the Administrative Agent, for the account of the respective Revolving Credit Lenders, the required receipts or other required documentary evidence of its payment of any Taxes, the Revolving Credit Borrowers shall, jointly and severally, indemnify the Administrative Agent and the Revolving Credit Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent and any Revolving Credit Lender as a result of any such failure. For purposes of this Section 5.6, the transfer by the Administrative Agent or any Revolving Credit Lender to or for the account of any Revolving Credit Lender of any sum received from any Revolving Credit Borrower on account of amounts required to be paid by the Revolving Credit Borrowers hereunder in respect of Covered Taxes imposed with respect to the recipient shall be deemed a payment by the Revolving Credit Borrowers of such amounts.

          (b   Each Revolving Credit Lender that is an original
     signatory to this Agreement and the Administrative Agent hereby severally (but not jointly) represent that, under applicable law and treaties in effect as of the date of the Loans, no United States federal income taxes will be required to be withheld by the Administrative Agent or the Revolving Credit Borrowers with respect to any payments to be made to such Person in respect of this Agreement. Each Revolving Credit Lender that is an original signatory hereto (and each Person which becomes a Revolving Credit Lender by assignment, transfer or participation pursuant to
     Section 11.11 hereof) and the Administrative Agent (and each Person that becomes the Administrative Agent by appointment pursuant to Section 10.4 hereof), agrees severally (but not jointly) that, on or prior to the date of the Revolving Credit Loans (or on or prior to the date of such assignment, transfer or appointment, as the case may be) it will in each case deliver to the Revolving Credit Borrowers and the Administrative Agent the following:

               (i) in the case of a Person other than a Non-U.S. Revolving Credit Lender, two copies of a statement certifying that such Person is a U.S. Person, which statement shall contain the address, if any, of such Persons office or place of business in the United States, and shall be signed by an authorized officer of such Person, together with two duly completed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) (unless it establishes to the reasonable satisfaction of the Administrative Agent and the Revolving Credit Borrowers that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax), or

               (ii) in the case of a Non-U.S. Revolving Credit Lender, either (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form) certifying in each case that such Person is entitled to receive payments under this Agreement and the Revolving Credit Notes payable to it without deduction or withholding of any United States federal income taxes and two duly completed copies of United States Internal Revenue Service Form W-8 or Form W-9 (or applicable successor form) or (B) in the case of an assignee Revolving Credit Lender that is not a bank within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (i) hereof, then a statement in the form of statement in substantially the form of Exhibit M hereto (an Exemption Certificate) to the effect that such assignee Revolving Credit Lender is eligible for a complete exemption from withholding of United States withholding tax under Section 871(h) or Section 881(c) of the Code and two duly completed and signed original copies of Internal Revenue Service Form W-8.

     Each Person who delivers to the Revolving Credit Borrowers and the Administrative Agent a Form W-8, W-9, 1001 or 4224, or applicable successor form, pursuant to this clause, further undertakes to deliver to the Revolving Credit Borrowers and the Administrative Agent two further copies of said Form W-8, W-9, 1001, 4224, or applicable successor form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Revolving Credit Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Revolving Credit Borrowers, certifying that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof (a Law Change), has occurred prior to the date on which any such delivery would otherwise be required, which Law Change renders any such form inapplicable or which would prevent such Person from duly completing and delivering any such form with respect to it.

          The Revolving Credit Borrowers shall not be required to indemnify any Non-U.S. Revolving Credit Lender, or pay any additional amounts to any Non-U.S. Revolving Credit Lender, in respect of United States Federal withholding tax pursuant to clause (a) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Revolving Credit Lender to comply with this clause (b); provided, however, that this clause
     (b) shall not limit the indemnity obligations of the Revolving Credit Borrowers to the Administrative Agent.

          Any Revolving Credit Lender claiming any indemnity payment or additional amounts payable pursuant to this
     Section 5.6 shall file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue and would not, in the determination of such Revolving Credit Lender, be otherwise disadvantageous to such Revolving Credit Lender.

          (c) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

     SECTION V.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Revolving Credit Loan Borrowers pursuant to this Agreement, the Revolving Credit Notes, or any other Revolving Credit Loan Document shall be made by the Revolving Credit Borrowers to the Administrative Agent for the pro rata account of the Revolving Credit Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Revolving Credit Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.
The Administrative Agent shall promptly remit on the day it has received (or is deemed to have received under the preceding sentence) in same day funds to each Revolving Credit Lender its share, if any, of such payments received by the Administrative Agent for the account of such Revolving Credit Lender. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term Interest Period) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION V.8. Sharing of Payments. If any Revolving Credit Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Revolving Credit Loan (other than pursuant to the terms of Section 5.3, 5.4, 5.5 or 5.6) in excess of its pro rata share of payments then or therewith obtained by all Revolving Credit Lenders, such Revolving Credit Lender shall purchase from the other Revolving Credit Lenders such participations in Borrowings made by them as shall be necessary to cause such purchasing Revolving Credit Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Revolving Credit Lender, the purchase shall be rescinded and each Revolving Credit Lender which has sold a participation to the purchasing Revolving Credit Lender shall repay to the purchasing Revolving Credit Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Revolving Credit Lender's ratable share (according to the proportion of

          (a)  the amount of such selling Revolving Credit
     Lender's required repayment to the purchasing Revolving
     Credit Lender

to

          (b)  total amount so recovered from the purchasing
     Revolving Credit Lender)

of any interest or other amount paid or payable by the purchasing Revolving Credit Lender in respect of the total amount so recovered. The Revolving Credit Borrowers agree that any Revolving Credit Lender so purchasing a participation from another Revolving Credit Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Revolving Credit Lender were the direct creditor of the Revolving Credit Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Revolving Credit Lender receives a secured claim in lieu of a setoff to which this Section applies, such Revolving Credit Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Revolving Credit Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION V.9. Setoff. Each Revolving Credit Lender shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 9.1.9, or, with the consent of the Required Revolving Credit Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of all Revolving Credit Obligations then due and payable to it (whether as a result of stated maturity, acceleration or otherwise) and after giving effect to the operation of Section 5.8, and (as security for such Revolving Credit Obligations) each Revolving Credit Borrower hereby grants to each Revolving Credit Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Revolving Credit Borrower then or thereafter maintained with such Revolving Credit Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.8. Each Revolving Credit Lender agrees promptly to notify the Revolving Credit Borrowers and the Administrative Agent after any such setoff and application made by such Revolving Credit Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Revolving Credit Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Revolving Credit Lender may have.

     SECTION V.10.  Replacement of Revolving Credit Lenders.
Each Revolving Credit Lender hereby severally agrees as set forth in this Section:

          (a) If any Revolving Credit Lender (a Subject Lender) makes demand upon any Revolving Credit Borrower for (or if any Revolving Credit Borrower is otherwise required to pay) amounts pursuant to Section 5.3, 5.5 or 5.6, or gives notice pursuant to Section 5.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans, or if such Subject Lender defaults in its obligation to fund Borrowings hereunder, such Revolving Credit Borrower may, within 90 days of receipt by such Revolving Credit Borrower of such demand or notice, or the occurrence of such other event causing such Revolving Credit Borrower to be required to pay such compensation), or the occurrence of such default, as the case may be, give notice (a Replacement Notice) in writing to the Syndication Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution designated in such Replacement Notice. If the Syndication Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Revolving Credit Borrowers and such Subject Lender in writing that the designated financial institution is reasonably satisfactory to the Syndication Agent, then such Subject Lender shall, subject to the payment of any amounts due pursuant to
     Section 5.4, assign, in accordance with Section 11.11.1, all of its Revolving Credit Commitments, Revolving Credit Loans, Revolving Credit Notes and other rights and obligations under this Agreement and all other Revolving Credit Loan Documents to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Revolving Credit Lender owns the Revolving Credit Commitments, Revolving Credit Loans and Revolving Credit Notes being assigned, free and clear of any Liens) and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and
     (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Revolving Credit Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts demanded and unreimbursed under Sections 5.3, 5.5 and 5.6, which shall be payable upon demand by the Revolving Credit Borrowers), owing to such Subject Lender hereunder.


                           ARTICLE VI

            CONDITIONS TO RESTATEMENT EFFECTIVENESS

     SECTION VI.1. Effectiveness. This Agreement, and the restatement of the Existing Revolving Credit Agreement by this Agreement, shall become effective upon the satisfaction of each of the conditions precedent set forth in this Section 6.1.

     SECTION VI.1.1. Execution of Counterparts. The Collateral Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of each Revolving Credit Borrower, each Revolving Credit Lender, the Agents and the Collateral Agent. By delivery of executed counterparts hereof, each Revolving Credit Lender shall have evidenced consent to the amendment and restatement of Sections 3.1, 7.1, 7.2 and 7.3 of the Existing Term Loan Agreement by the Term Loan Agreement.

     SECTION VI.1.2. Resolutions, etc. The Collateral Agent shall have received from each Revolving Credit Obligor, (i) a copy of a good standing certificate, dated a date reasonably close to the Restatement Effective Date, for each such Person and
(ii) a certificate, dated the Restatement Effective Date and with counterparts for each Revolving Credit Lender, duly executed and delivered by such Persons Secretary or Assistant Secretary as to

          (a) resolutions of each such Persons Board of Directors then in full force and effect authorizing, to the extent relevant, the credit extensions to be made pursuant to this Agreement, the execution, delivery and performance of this Agreement, the Revolving Credit Notes, each other Revolving Credit Document to be executed by such Person and the transactions contemplated hereby and thereby;

          (b) the incumbency and signatures of those of its officers or managing members authorized to act with respect to this Agreement, the Revolving Credit Notes and each other Revolving Credit Document to be executed by such Person; and

          (c)  the full force and validity of each Organic
     Document of such Person and copies thereof,

upon which certificates each Agent, the Collateral Agent and Revolving Credit Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant
Secretary or other duly authorized representative of any such Person canceling or amending the prior certificate of such Person.

     SECTION VI.1.3. Affirmation and Consent. The Collateral Agent shall have received an affirmation and consent in the form set forth as Exhibit O hereto, executed and delivered by an Authorized Officer of each Revolving Credit Obligor (other than a Revolving Credit Borrower)

     SECTION VI.1.4.  Restatement Effective Date Certificate.
The Collateral Agent shall have received, with counterparts for each Agent and Revolving Credit Lender, the Restatement Effective Date Certificate, dated as of the Restatement Effective Date, appropriately completed and duly executed and delivered by an Authorized Officer of each Revolving Credit Borrower, in which certificates such Revolving Credit Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Revolving Credit Borrower. All documents and agreements required to be appended to the Restatement Effective Date Certificate shall be in form and substance satisfactory to the Syndication Agent.

     SECTION VI.1.5.  Perfection Certificate.  The Collateral
Agent shall have received Perfection Certificates, dated the Restatement Effective Date, duly executed and delivered by an Authorized Officer of each Revolving Credit Borrower.

     SECTION VI.1.6. Opinions of Counsel. The Collateral Agent shall have received the following opinions, dated the Restatement
Effective Date and addressed to the Agents, the Collateral Agent and all Revolving Credit Lenders:

          (a) the executed legal opinion of Paul, Weiss, Rifkind, Wharton and Garrison, special New York counsel to the Term Loan Borrower and the Revolving Credit Borrowers, satisfactory in form and substance to the Collateral Agent and its counsel;

          (b) the executed legal opinion of David Schreibman, Vice President and General Counsel of the Term Loan Borrower and the Revolving Credit Borrowers, satisfactory in form and substance to the Collateral Agent and its counsel; and

          (c) the executed legal opinions of local counsel (acceptable to the Collateral Agent) to the Revolving Credit Obligors in each jurisdiction which the Collateral Agent may reasonably request, satisfactory in form and substance to the Collateral Agent and its counsel.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Collateral Agent may reasonably require.

     SECTION VI.1.7. Closing Fees, Expenses, etc. The Agents and the Arranger shall have received, each for its own account, or, in the case of the Administrative Agent, for the account of each Revolving Credit Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.

     SECTION VI.2.  All Revolving Credit Extensions.  The
obligation of each Revolving Credit Lender to make any Revolving
Credit Extension (including the initial Revolving Credit
Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

     SECTION VI.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Revolving Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct:

          (a)  the representations and warranties set forth in
     Article VI of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent (excluding, however, those contained in Section 6.7 of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by any Revolving Credit Borrower to the Syndication Agent and the Revolving Credit Lenders pursuant to Section 6.7 of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Revolving Credit Borrower, threatened in writing against any Revolving Credit Borrower or any of its Subsidiaries which could reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Term Loan Borrower, the Revolving Credit Borrowers or any of their Subsidiaries or which purports to materially adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Revolving Credit Document; and
               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent, which could reasonably be expected to have a Material Adverse Effect; and

          (c) no Default shall have then occurred and be continuing, and neither any Revolving Credit Borrower, any other Revolving Credit Obligor, nor any of their respective
     Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

     SECTION VI.2.2. Credit Request. The Administrative Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Revolving Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the applicable Revolving Credit Borrower of the proceeds of the Borrowing or the issuance of the Revolving Credit Letter of Credit, as applicable, shall constitute a representation and warranty by each Revolving Credit Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Revolving Credit Letter of Credit, as applicable, the statements made in Section 6.2.1 are true and correct.

     SECTION VI.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Revolving Credit Borrower or any of its Subsidiaries or any other Revolving Credit Obligors shall be satisfactory in form and substance to the Collateral Agent and its counsel; the Collateral Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Collateral Agent or its counsel may reasonably request.


                          ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Revolving Credit Lenders, the Agents and the Collateral Agent to enter into this Agreement, continue the Existing Revolving Credit Loans hereunder and to make Revolving Credit Loans and issue Revolving Credit Letters of Credit hereunder, the Revolving Credit Borrowers jointly and severally hereby (i) represent and warrant to the Agents, the Collateral Agent and each Revolving Credit Lender that each of the representations and warranties set forth in Article VI of the Term Loan Agreement as in effect the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent, is true and correct on and as of the Restatement Effective Date and on the dates and to the extent provided in Section 6.2 and (ii) agree that such representations and warranties are by this reference deemed incorporated herein mutatis mutandis, as if set forth at length herein, notwithstanding the termination of the Term Loan Agreement.

                          ARTICLE VIII

                           COVENANTS

     SECTION VIII.1. Affirmative Covenants. The Revolving Credit Borrowers jointly and severally agree with the Agents and the Collateral Agent and each Revolving Credit Lender that, until all Revolving Credit Commitments have terminated and all Revolving Credit Obligations have been paid and performed in full, each of the Revolving Credit Borrowers will perform the obligations set forth in this Section 8.1.

     SECTION VIII.1.1. Affirmative Covenants in Term Loan Agreement. Each Revolving Credit Borrower hereby agrees (on a joint and several basis with each of the other Revolving Credit Borrowers) that, unless and until the Revolving Credit Obligations have been paid and performed in full, the Revolving Credit Commitments have terminated and the Revolving Credit Letters of Credit have (x) expired or been returned to the Issuers or (y) been cash collateralized to the reasonable satisfaction of the Agents and the Issuer, such Revolving Credit Borrower shall not, and shall not permit any of its Subsidiaries to, take any action, and shall refrain from taking action, that would result in a violation of the covenants of the Term Loan Borrower contained in Section 7.1 of the Term Loan Agreement as in effect on the date hereof, notwithstanding the termination of the Term Loan Agreement, unless the Required Revolving Credit Lenders shall otherwise consent. Each such agreement, covenant and obligation contained in Section 7.1 of the Term Loan Agreement and all other terms of the Term Loan Agreement and the documents executed in connection therewith to which reference is made therein, together with all related definitions and ancillary provisions, each as in effect on the date hereof, is hereby incorporated into this Agreement by reference as though specifically set forth in this Section 8.1.1, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Term Loan Agreement.

     SECTION VIII.1.2.  Use of Proceeds.  Each Revolving Credit
Borrower shall apply the proceeds of the Revolving Credit Loans for general corporate and working capital purposes of such Revolving Credit Borrower and its Subsidiaries.

     SECTION VIII.1.3.  Additional Collateral.

          (a) Upon any Person becoming, after the date hereof, either a direct or indirect Subsidiary of any Revolving Credit Borrower, or upon any Revolving Credit Borrower directly or indirectly acquiring additional Capital Stock of any existing Subsidiary having voting rights or contingent voting rights, such Revolving Credit Borrower shall notify the Collateral Agent of such acquisition, and, within 45 days thereafter, unless otherwise agreed to among such Revolving Credit Borrower, the Collateral Agent and the Required Revolving Credit Lenders,

               (i) subject to the last sentence of this Section, such Person shall, if it is a U.S. Subsidiary,
          (i) execute and deliver to the Collateral Agent a copy of (A) the Subsidiary Guaranty and (B) the Subsidiary Security Agreement and (ii) to the extent such U.S. Subsidiary is required to pledge stock of a Subsidiary pursuant to clause (a)(ii) of this Section 8.1.3, become a party to the Subsidiary Pledge Agreement, if not already a party thereto as a pledgor, in a manner satisfactory to the Collateral Agent;

               (ii)  subject to the last sentence of this
          Section, such Revolving Credit Borrower and each U.S. Subsidiary shall, pursuant to the Subsidiary Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), pledge to the Collateral Agent, for its benefit and that of the Agents and the Revolving Credit Lenders and the Issuers, all of the outstanding shares of capital stock of (i) any Subsidiary owned directly by the Borrower or such Subsidiary (provided, that, subject to the last sentence of this Section, not more than 65% of the capital stock of any non-U.S. Subsidiary shall be so pledged), along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, for the benefit of the Agents and the Revolving Credit Lenders and the Issuers, in accordance with Section 9-115 of the U.C.C. or any other similar or local or foreign law which may be applicable); and

               (iii)  subject to the last sentence of this
          Section, such Revolving Credit Borrower and each U.S. Subsidiary shall, pursuant to the Subsidiary Pledge Agreement, pledge to the Collateral Agent for its benefit and that of the Agents and the Revolving Credit Lenders and the Issuer, all intercompany notes evidencing Indebtedness in favor of such Revolving Credit Borrower or such U.S. Subsidiary (which shall, unless the Collateral Agent shall otherwise agree, be in the form of Exhibit A to the Subsidiary Pledge Agreement), as the case may be;

     together, in each case, with such opinions of legal counsel for such Revolving Credit Borrower relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Collateral Agent. Each Revolving Credit Borrower agrees that if, as a result of a change in law after the date hereof, (i) a non-U.S. Subsidiary of any Revolving Credit Borrower is permitted to execute and deliver the Subsidiary Guaranty or become a party to the Subsidiary Pledge Agreement as a pledgor or (ii) any Revolving Credit Borrower or any Subsidiary thereof is permitted to pledge more than 65% of the capital stock of any non-U.S. Subsidiary or any intercompany Indebtedness of any direct and indirect Subsidiary of any Revolving Credit Borrower evidenced by a note or other instrument, in any such case without material adverse tax consequences to such Revolving Credit Borrower or such Subsidiary, then the provisions of clause (a)(i) of this Section 8.1.3 shall thereafter apply to any non-U.S. Subsidiary and/or (as the case may be) the provisions of clause (a)(ii) of this
     Section 8.1.3 shall thereafter apply to 100% of the capital stock of such non-U.S. Subsidiary.

          (b) Each Revolving Credit Borrower shall, and shall cause each of its U.S. Subsidiaries to, unless otherwise agreed to by such Revolving Credit Borrower, the Collateral Agent and the Required Revolving Credit Lenders, cause the Collateral Agent, the Issuers and the Revolving Credit Lenders to have at all times a first priority perfected security interest (subject only to Liens and encumbrances permitted under Section 7.2.4 of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent) in all of the property (real and personal) hereafter acquired from time to time by such Revolving Credit Borrower and such U.S. Subsidiaries (other than the Receivables Subsidiary) to the extent the same constitutes or would constitute Collateral under each of the Security Agreements and under each of the Revolving Credit Mortgages. Without limiting the generality of the foregoing, each Revolving Credit Borrower shall, and shall cause each of its U.S. Subsidiaries (other than the Receivables Subsidiary) to, execute, deliver and/or file (as applicable) or cause to be executed, delivered and/or filed (as applicable), the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, Uniform Commercial Code (Form UCC-1) financing statements, Uniform Commercial Code (Form UCC-3) termination statements, and other documentation necessary to grant and perfect such security interest, in each case in form and substance reasonably satisfactory to the Collateral Agent together, in each case, with such opinions of legal counsel for the applicable Revolving Credit Borrower relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Collateral Agent.

     SECTION VIII.2. Negative Covenants. The Revolving Credit Borrowers jointly and severally agree with the Agents and the Collateral Agent and each Revolving Credit Lender that, until all Revolving Credit Commitments have terminated and all Revolving Credit Obligations have been paid and performed in full, each of the Revolving Credit Borrowers will perform the obligations set forth in this Section 8.2.

     SECTION VIII.2.1. Negative Covenants in Term Loan Agreement. Each Revolving Credit Borrower hereby agrees (on a joint and several basis with each of the other Revolving Credit Borrowers) that, unless and until the Revolving Credit Obligations have been paid and performed in full, the Revolving Credit Commitments have terminated and the Revolving Credit Letters of Credit have (x) expired or been returned to the Issuers or (y) been cash collateralized to the reasonable satisfaction of the Agents and the Issuer, such Revolving Credit Borrower shall not, and shall not permit any of its Subsidiaries to, take any action, and shall refrain from taking action, that would result in a violation of the covenants of the Term Loan Borrower contained in Sections 7.2 and 7.3 of the Term Loan Agreement, notwithstanding the termination of the Term Loan Agreement as in effect on the date hereof, unless the Required Revolving Credit Lenders shall otherwise consent. Each such agreement, covenant and obligation contained in Sections 7.2 and
7.3 of the Term Loan Agreement and all other terms of the Term Loan Agreement and the documents executed in connection therewith to which reference is made therein, together with all related definitions and ancillary provisions, each as in effect on the date hereof, is hereby incorporated into this Agreement by reference as though specifically set forth in this Section 8.2.1, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Term Loan Agreement.


                           ARTICLE IX

                       EVENTS OF DEFAULT

     SECTION IX.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an Event of Default.

     SECTION IX.1.1. Non-Payment of Obligations. Any Revolving Credit Borrower shall default in the payment or prepayment when due of (a) any principal of any Revolving Credit Loan or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 4.5 or Section 4.7, as the case may be, or (b) any Revolving Credit Obligor (including any Revolving Credit Borrower) shall default in the payment when due of any interest or commitment fee with respect to the Revolving Credit Loans or Revolving Credit Commitments or of any other monetary Revolving Credit Obligation and such default shall continue unremedied for a period of three Business Days.

     SECTION IX.1.2. Breach of Warranty. Any representation or warranty of any Revolving Credit Borrower or any other Revolving Credit Obligor made or deemed to be made hereunder or in any other Revolving Credit Document executed by it or any other writing or certificate (including the Restatement Effective Date Certificate) furnished by or on behalf of any Revolving Credit Borrower or any other Revolving Credit Obligor to the Agents, the Collateral Agent, the Arranger or any Revolving Credit Lender for the purposes of or in connection with this Agreement or any such other Revolving Credit Document (including any certificates delivered pursuant to Article VI), is or shall be incorrect in any material respect when made or deemed to have been made.

     SECTION IX.1.3.  Non-Performance of Certain Covenants and
Obligations. Any Revolving Credit Borrower shall default in the due performance and observance of any of its obligations under Sections 8.1.2, 8.1.3 or 8.2.

     SECTION IX.1.4. Non-Performance of Other Covenants and Obligations. Any Revolving Credit Borrower or any other Revolving Credit Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Revolving Credit Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Revolving Credit Borrowers by any Agent, the Collateral Agent or any Revolving Credit Lender.

     SECTION IX.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of any Revolving Credit Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION IX.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against any Revolving Credit Borrower or any of its Subsidiaries and remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION IX.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (i) the termination of any Pension Plan if, as a result of such termination, any Revolving Credit Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $1,000,000.

     SECTION IX.1.8. Change in Control. Any Change in Control shall occur.

     SECTION IX.1.9.  Bankruptcy, Insolvency, etc.  Any Revolving
Credit Borrower or any of its Subsidiaries or any other Revolving
Credit Obligor shall

          (a) apply for, approve, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Revolving Credit Borrower, any such Subsidiary or any other Revolving Credit Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (b) in the absence of such application, approval, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Revolving Credit Borrower, any such Subsidiary or any other Revolving Credit Obligor or for a substantial part of the property of any thereof, and (x) such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days or (y) such Revolving Credit Borrower, any such Subsidiary or any other Revolving Credit Obligor takes any action in furtherance of such appointment; provided, that such Revolving Credit Borrower, each such Subsidiary and each other Revolving Credit Obligor hereby expressly authorizes the Collateral Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (c) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Revolving Credit Borrower or any of its Subsidiaries or any other Revolving Credit Obligor (or any such Revolving Credit Borrower, any such Subsidiary or any other Revolving Credit Obligor shall take any action in furtherance of any of the foregoing), and, if any such case or proceeding is not commenced by such Revolving Credit Borrower or such Subsidiary or such other Revolving Credit Obligor, such case or proceeding shall be consented to or acquiesced in by such Revolving Credit Borrower or such Subsidiary or such other Revolving Credit Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that such Revolving Credit Borrower, each such Subsidiary and each other Revolving Credit Obligor hereby expressly authorizes the Collateral Agent and each Revolving Credit Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Revolving Credit Loan Documents; or

          (d) take any action (corporate or otherwise) authorizing any of the foregoing; or

          (e) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due.

     SECTION IX.1.10. Impairment of Security, etc. Any Revolving Credit Security Document shall (except in accordance with its terms), in whole or in part, cease to be effective or cease to be the legally valid, binding and enforceable obligation any Revolving Credit Borrower or any other Revolving Credit Obligor, as the case may be; any Revolving Credit Borrower or any other Revolving Credit Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Revolving Credit Security Document, any Lien securing any Revolving Credit Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION IX.1.11. Term Loan Agreement Event of Default. (i) Any Event of Default under and as defined in the Term Loan Agreement shall have occurred and be continuing; or (ii) any termination event under and as defined in the Receivables Sale Agreement as in effect on the date hereof, or any event entitling the Persons financing the Receivables to stop funding the purchase of Receivables from all sellers of Receivables under any subsequent Receivables Sale Agreement, shall have occurred and be continuing.

     SECTION IX.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to any Revolving Credit Obligor, the Revolving Credit Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Revolving Credit Loans and all other Revolving Credit Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION IX.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to any Revolving Credit Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Revolving Credit Lenders, shall by notice to the Revolving Credit Borrowers declare all or any portion of the outstanding principal amount of the Revolving Credit Loans and other Revolving Credit Obligations to be due and payable, and/or declare the Revolving Credit Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Revolving Credit Loans and other Revolving Credit Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Revolving Credit Commitments shall terminate.


                           ARTICLE X

                           THE AGENTS

     SECTION X.1. Actions. Each Revolving Credit Lender hereby appoints DLJ as its Syndication Agent and Collateral Agent and ABN as its Administrative Agent under and for purposes of this Agreement, the Revolving Credit Notes and each other Loan Document. Each Revolving Credit Lender authorizes the Agents and the Collateral Agent to act on behalf of such Revolving Credit Lender under this Agreement, the Revolving Credit Notes and each other Loan Document and, in the absence of other written instructions from the Required Revolving Credit Lenders received from time to time by the Agents and the Collateral Agent (with respect to which each of the Agents and the Collateral Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents and the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Revolving Credit Lender acknowledges and consents to DLJ's acting as Syndication Agent and Collateral Agent and ABN's acting as Administrative Agent and for the Term Loan Lenders under the Term Loan Agreement and the other Revolving Credit Documents. Each Revolving Credit Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents and the Collateral Agent, ratably in accordance with their respective Revolving Credit Loans outstanding and Revolving Credit Commitments (or, if no Revolving Credit Loans or Revolving Credit Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Revolving Credit Loans held by such Revolving Credit Lender, and their respective Revolving Credit Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents or the Collateral Agent in any way relating to or arising out of this Agreement, the Revolving Credit Notes and any other Loan Document, including reasonable attorneys fees, and as to which any Agent is not reimbursed by the Revolving Credit Borrowers or any other Revolving Credit Obligor (and without limiting the obligation of the Revolving Credit Borrowers or any other Revolving Credit Obligor to do so); provided, however, that no Revolving Credit Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agents or the Collateral Agents gross negligence or willful misconduct. The Agents and the Collateral Agent shall not be required to take any action hereunder, under the Revolving Credit Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Revolving Credit Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction; provided, however, that, notwithstanding the foregoing, (i) no Agent or the Collateral Agent shall be obligated to take any action which is inconsistent with the terms of this Agreement or any Loan Document, (ii) no Agent or the Collateral Agent shall be obligated to take any action which exposes it to personal liability or which, in its judgment is contrary to applicable law, and (iii) no Agent or the Collateral Agent shall have any right or be obligated or entitled to enforce any right or remedy contained herein, in any Loan Document or available at law or equity (other that the rights of set off) except through the Collateral Agent who is hereby granted sole and exclusive authority on behalf of the Agents with respect thereto. If any indemnity in favor of either of the Agents or the Collateral Agent shall be or become, in such Agents or the Collateral Agents determination, inadequate, the Agents or the Collateral Agent may call for additional indemnification from the Revolving Credit Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION X.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Revolving Credit Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Revolving Credit Lender will not make available the amount which would constitute its Revolving Credit Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Revolving Credit Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Revolving Credit Borrowers a corresponding amount. If and to the extent that such Revolving Credit Lender shall not have made such amount available to the Administrative Agent, such Revolving Credit Lender and the Revolving Credit Borrowers severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Revolving Credit Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Revolving Credit Loans comprising such Borrowing.

     SECTION X.3. Exculpation. None of the Agents, the Collateral Agent or the Arranger nor any of their respective directors, officers, employees or Agents shall be liable to any Revolving Credit Lender for any action taken or omitted to be taken by it under this Agreement or any other Revolving Credit Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, sufficiency, validity or due execution of this Agreement or any other Revolving Credit Document, nor for the creation, attachment, perfection or priority of any Liens purported to be created by any of the Revolving Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Revolving Credit Borrowers of their obligations hereunder or under any other Revolving Credit Document. Any such inquiry which may be made by any Agent or the Collateral Agent shall not obligate it to make any further inquiry or to take any action. No Agent or the Collateral Agent shall have any duties or responsibilities except those specifically set forth in this Agreement and the other Revolving Credit Documents and shall not by reason of the relationship established herein be a trustee of fiduciary of any other Agent, the Collateral Agent or any Lender. Unless it specifically agrees to do so in writing, no Agent shall be obligated to initiate, conduct or supervise any litigation or collection proceedings, whether in bankruptcy or otherwise, any work-out or post-default negotiations or take any other similar actions; provided, that, at the written request of the Required Revolving Credit Lenders, the Administrative Agent shall be obligated to foreclose upon or set off against the cash collateral deposited with it under clause (c) of Section 3.1 in accordance with
Section 5.9. Each Agent and the Collateral Agent shall be entitled to rely: (a) upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons; and (b) upon advice and statements of legal counsel, independent accountants and other experts selected by it in good faith. As to any matters not expressly provided for by this Agreement or any Revolving Credit Document, each Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Revolving Credit Lenders; and such instructions of the Required Revolving Credit Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Revolving Credit Lenders.

     SECTION X.4. Successor. The Administrative Agent, the Syndication Agent and the Collateral Agent may resign as such at any time upon at least 30 days prior notice to the Revolving Credit Borrowers, the Syndication Agent, all Revolving Credit Lenders and, in the case of the Administrative Agent, the Collateral Agent, and, in the case of the Collateral Agent, the Administrative Agent. If the Administrative Agent, the Syndication Agent or the Collateral Agent at any time shall resign, the Required Revolving Credit Lenders may, with the prior consent of the Revolving Credit Borrowers and the Syndication Agent (which consents shall not be unreasonably withheld or delayed), appoint another Lender as a successor Administrative Agent or the Collateral Agent which shall thereupon become the Administrative Agent or the Collateral Agent hereunder. If no successor Administrative Agent, Syndication Agent or Collateral Agent shall have been so appointed by the Required Revolving Credit Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agents, Syndication Agents or Collateral Agents giving notice of resignation, then the retiring Administrative Agent, Syndication Agent or Collateral Agent may, on behalf of the Revolving Credit Lenders, appoint a successor Administrative Agent, Syndication Agent or Collateral Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Notwithstanding the foregoing, for so long as ABN shall act as Administrative Agent, if no successor Administrative Agent has been named and accepted its appointment as Administrative Agent, then ABN shall be permitted to resign and the Syndication Agent or the Collateral Agent shall succeed to the responsibilities of ABN as Administrative Agent; provided, that at no time during the period commencing with the Administrative Agent tendering its notice of resignation and ending at the time that a successor Administrative Agent is named, may DLJ resign as either the Syndication Agent or the Collateral Agent. Upon the acceptance of any appointment as Administrative Agent, Syndication Agent or Collateral Agent hereunder by a successor Administrative Agent, Syndication Agent or Collateral Agent, such successor Administrative Agent, Syndication Agent or Collateral Agent shall be entitled to receive from the retiring Administrative Agent, Syndication Agent or Collateral Agent such documents of transfer and assignment as such successor Administrative Agent, Syndication Agent or Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, Syndication Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agents, Syndication Agents or Collateral Agents resignation hereunder as the Administrative Agent, Syndication Agent or Collateral Agent, the provisions of

          (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by the retiring Administrative Agent, retiring Syndication Agent or retiring Collateral Agent while it was the Administrative Agent, the Syndication Agent or the Collateral Agent under this Agreement; and

          (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

     SECTION X.5. Revolving Credit Loans and Revolving Credit Letters of Credit by each Agent and the Collateral Agent. Each Agent and the Collateral Agent and the Issuer shall have the same rights and powers with respect to (x) (i) in the case of the Agents and the Collateral Agent, the Revolving Credit Loans and Revolving Credit Letters of Credit made by it or any of its Affiliates and (ii) in the case of the Issuer, the Revolving Credit Loans made by it or any of its Affiliates, and (y) the Revolving Credit Notes held by it or any of its Affiliates as any other Revolving Credit Lender and may exercise the same as if it were not an Agent or the Collateral Agent. Each Agent and the Collateral Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Revolving Credit Borrowers or any Subsidiary or Affiliate of the Revolving Credit Borrowers as if such Agent or Collateral Agent were not an Agent or Collateral Agent hereunder.

     SECTION X.6. Credit Decisions. Each Revolving Credit Lender acknowledges that it has, independently of each Agent, the Collateral Agent, the Documentation Agent, the Arranger and each other Revolving Credit Lender, and based on such Revolving Credit Lender's review of the financial information of the Revolving Credit Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Revolving Credit Lender) and such other documents, information and investigations as such Revolving Credit Lender has deemed appropriate, made its own credit decision to extend its Revolving Credit Commitment. Each Revolving Credit Lender also acknowledges that it will, independently of each Agent, the Collateral Agent, the Documentation Agent, the Arranger and each other Revolving Credit Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION X.7. Copies, etc. Either Agent or the Collateral Agent shall give prompt notice to each Revolving Credit Lender of each notice or request required or permitted to be given to such Agent or Collateral Agent by any Revolving Credit Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Revolving Credit Lenders by a Revolving Credit Borrower). To the extent that either Agent or the Collateral Agent receives any document or instrument or other communication for distribution to the Revolving Credit Lenders, such Agent or the Collateral Agent will distribute to each Revolving Credit Lender each document or instrument received for its account and copies of all other communications received by such Agent or the Collateral Agent from any Revolving Credit Borrower for distribution to the Revolving Credit Lenders by such Agent or the Collateral Agent in accordance with the terms of this Agreement (except, in the case of non-public information, as any such Revolving Credit Lender shall have notified the Revolving Credit Borrowers and such Agent or the Collateral Agent in writing that such Revolving Credit Lender shall not be furnished with such document or instrument). Except for notices, reports and other documents and information expressly required to be furnished to the Revolving Credit Lenders by an Agent or the Collateral Agent hereunder or under a Loan Document, no Agent or the Collateral Agent shall have any duty or responsibility to provide any other Agent or the Collateral Agent or Revolving Credit Lender with any credit or other information concerning the affairs, financial condition or business of any Revolving Credit Borrower (or any of their Affiliates) which may come into the possession of such Agent or the Collateral Agent or any of their Affiliates.

     SECTION X.8. The Syndication Agent, the Documentation Agent, the Administrative Agent and the Collateral Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Agents, the Collateral Agent and the Documentation Agent, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Revolving Credit Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent, the Collateral Agent or the Documentation Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.


                           ARTICLE XI

                    MISCELLANEOUS PROVISIONS

     SECTION XI.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Revolving Credit Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Revolving Credit Borrower (as to this Agreement and each other Revolving Credit Document to which such Revolving Credit Borrower is a party) and the Required Revolving Credit Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Revolving Credit
     Lenders or by the Required Revolving Credit Lenders shall be effective unless consented to by each Revolving Credit
     Lender;

          (b) modify this Section 11.1, change the definition of Required Revolving Credit Lenders, increase any Revolving Credit Commitment Amount or the Percentage of any Revolving Credit Lender, reduce any fees described in Article III, release all or substantially all collateral security, except as otherwise specifically provided in any Revolving Credit Document or extend any Revolving Credit Commitment Termination Date shall be made without the consent of each Revolving Credit Lender and each holder of a Revolving Credit Note affected thereby;

          (c) extend the due date for, or reduce the amount or application of, any scheduled repayment or prepayment of principal of or interest on any Revolving Credit Loan (or reduce the principal amount of or rate of interest on any Revolving Credit Loan) shall be made without the consent of each affected Revolving Credit Lender;

          (d) affect adversely the interests, rights or obligations of the Issuer qua the Issuer shall be made without the consent of the Issuer;

          (e) affect adversely the interests, rights or obligations of the Swing Line Lender qua the Swing Line
     Lender shall be made without the consent of the Swing Line
     Lender;

          (f) affect adversely the interests, rights or obligations of any Agent, the Collateral Agent or Arranger
     (in its capacity as Agent, the Collateral Agent or Arranger), unless consented to by such Agent, the Collateral
     Agent or Arranger, as the case may be; or

          (g) amend, modify or waive the provisions of clause (d) of Section 3.1.1 of the Term Loan Agreement or the penultimate paragraph of Section 7.2.12 of the Term Loan
     Agreement without the consent of each Revolving Credit
     Lender or Assignee Revolving Credit Lender.

No failure or delay on the part of any Agent, the Collateral Agent, any Revolving Credit Lender or the holder of any Revolving Credit Note in exercising any power or right under this Agreement or any other Revolving Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Revolving Credit Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Collateral Agent, any Revolving Credit Lender or the holder of any Revolving Credit Note under this Agreement or any other Revolving Credit Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION XI.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Revolving Credit Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Revolving Credit Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Revolving Credit Lender becomes a Revolving Credit Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

     SECTION XI.3.  Payment of Costs and Expenses.   The
Revolving Credit Borrowers jointly and severally agree to pay on demand all reasonable expenses of the Agents and the Collateral Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agents and the Collateral Agent and of local counsel, if any, who may be retained by counsel to the Agents and the Collateral Agent) in connection with

          (a) the syndication by the Syndication Agent and the Arranger of the Revolving Credit Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Revolving Credit Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Revolving Credit Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling or rerecording of each Revolving Credit Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Revolving Credit Mortgage, Pledge Agreement or Security Agreement, and
          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Revolving Credit Document.

The Revolving Credit Borrowers further jointly and severally agree to pay, and to save the Agents, the Collateral Agent and the Revolving Credit Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Revolving Credit Loans made hereunder, the issuance of the Notes, the issuance of the Revolving Credit Letters of Credit, or any other Revolving Credit Documents. The Revolving Credit Borrowers jointly and severally also agree to reimburse each Agent, the Collateral Agent and each Revolving Credit Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys fees and legal expenses) incurred by such Agent, the Collateral Agent or such Revolving Credit Lender in connection with (x) the negotiation of any restructuring or work-out, whether or not consummated, of any Revolving Credit Obligations and (y) the enforcement of any Revolving Credit Obligations.

     SECTION XI.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Revolving Credit Lender and the extension of the Revolving Credit Commitments, the Revolving Credit Borrowers hereby jointly and severally indemnify, exonerate and hold each Agent, the Collateral Agent, the Documentation Agent, the Arranger, the Issuer and each Revolving Credit Lender and each of their respective partners, officers, directors, trustees, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the Indemnified Parties) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys fees and disbursements (collectively, the Indemnified Liabilities), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Revolving Credit Loan or the use of any Revolving
     Credit Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Revolving Credit Document by any of the Indemnified Parties (including any action brought by or on behalf of any Revolving Credit Borrower as the result of any determination by the Required Revolving Credit Lenders pursuant to Article VI not to make any Revolving Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Revolving Credit Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Documentation Agent, such Arranger or such Revolving Credit Lender is party thereto;
          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Borrowers or any of its Subsidiaries compliance with or liability under any Environmental Law or the Release by any Revolving Credit Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Revolving Credit Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time any Revolving Credit Borrower or any Subsidiary thereof owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Revolving Credit Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of any Revolving Credit Borrower or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any real property of such Revolving Credit Borrower or any of its Subsidiaries after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by the Term Loan Borrower, any Revolving Credit Borrower or any of such Revolving Credit Borrower's Subsidiaries. Each Revolving Credit Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Documentation Agent, the Arranger or any Revolving Credit Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, each Revolving Credit Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Revolving Credit Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. Notwithstanding anything to the contrary herein, each Agent, the Collateral Agent, the Documentation Agent, the Arranger and each Revolving Credit Lender shall be responsible for any act or occurrence resulting from their own gross negligence or willful misconduct with respect to any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of any Revolving Credit Borrower or any of its Subsidiaries or any violation of Environmental Law that first occurs on or with respect to any such real property after such real property is transferred to any Agent, the Collateral Agent, Documentation Agent, Arranger or Revolving Credit Lender to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by the Term Loan Borrower, such Revolving Credit Borrower or any of such Revolving Credit Borrower's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Revolving Credit Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION XI.5. Survival. The obligations of each Revolving Credit Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Revolving Credit Lenders under Section
4.8 and Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Revolving Credit Obligations and the termination of all Revolving Credit Commitments. The representations and warranties made by each Revolving Credit Obligor in this Agreement and in each other Revolving Credit Document shall survive the execution and delivery of this Agreement and each such other Revolving Credit Document.

     SECTION XI.6. Severability. Any provision of this Agreement or any other Revolving Credit Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Revolving Credit Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION XI.7.  Headings.  The various headings of this
Agreement and of each other Revolving Credit Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Revolving Credit
Document or any provisions hereof or thereof.

     SECTION XI.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Revolving Credit Borrowers and each Revolving Credit Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Agents to the Revolving Credit Borrowers and each Revolving Credit Lender.

     SECTION XI.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND EACH OTHER REVOLVING CREDIT DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Revolving Credit Notes and the other Revolving Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION XI.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) no Revolving Credit Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Revolving Credit Lenders; and (ii) the rights of sale, assignment and transfer of the Revolving Credit Lenders are subject to Section 11.11.

     SECTION XI.11. Sale and Transfer of Revolving Credit Loans and Revolving Credit Commitments; Participations in Revolving Credit Loans and Revolving Credit Commitments. Each Revolving Credit Lender may assign, or sell participations in, its Revolving Credit Loans and Revolving Credit Commitments so long as each such assignment or sale is made, in the case of Revolving II Credit Commitments and Revolving II Credit Loans, on a pro rata basis with the assignment, or sale of participations in, its Term Loans, and, in the case of Revolving I Credit Loans and Revolving II Credit Loans, respectively, on a pro rata basis with the assignment, or sale of participations in, its Revolving I Credit Commitments and Revolving II Credit Commitments, to one or more other Persons in accordance with this Section 11.11 and
Section 10.11 of the Term Loan Agreement; provided, that in the event any Revolving Credit Lender (for purposes of this proviso, a Selling Lender) desires to sell a participation to any prospective purchaser of any such participation which cannot, purchase a participation in unfunded Revolving II Credit Commitments (a Restricted Participant), such Selling Lender shall not be obligated pursuant this Section 11.11 to sell such Restricted Participant a pro rata share of such Selling Lender's unfunded Revolving II Credit Commitment so long as such Restricted Participant is obligated to purchase a pro rata share of each Revolving II Credit Loan as and when made by such Selling Lender pursuant to its Revolving II Credit Commitment; provided, further, that such Restricted Participant shall be obligated to purchase its pro rata share of such unfunded Revolving II Credit Commitment whenever it would otherwise be permitted to do so (including, if applicable, upon the occurrence of an Event of Default).

     SECTION XI.11.1.  Assignments.  Any Revolving Credit Lender
(the Assignor Revolving Credit Lender),

          (a) with the written consents of each Revolving Credit Borrower and the Syndication Agent and (in the case of any assignments or participations in Revolving Credit Letters of Credit or Revolving Credit Commitments) the Issuer and the Swing Line Lender, (which consents shall not be unreasonably delayed or withheld and which consent of the Syndication Agent and the Issuer and the Swing Line Lender shall not be required in the case of assignments made by or to DLJ or any of its Affiliates and which consent of such Revolving Credit Borrower shall not be required if a Default of the type described in clauses (a) through (d) of Section 9.1.9 or an Event of Default shall have occurred and be continuing), may at any time assign and delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and

          (b) with notice to each Revolving Credit Borrower and the Agents, and (in the case of any assignments or participations in Revolving Credit Letters of Credit or Revolving Credit Commitments) the Issuer and the Swing Line Lender, but without the consent of any Revolving Credit Borrower, the Agents, the Issuer or the Swing Line Lender, may assign and delegate to any of its Affiliates or Related Funds or to any other Revolving Credit Lender or any other financial institution so long as such assignment and delegation to such financial institution is made within ten Business Days of the Closing Date

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an Assignee Revolving Credit Lender), all or any fraction of such Revolving Credit Lender's total Revolving Credit Loans, participations in Revolving Credit Letters of Credit and Revolving Credit Letters of Credit Outstandings with respect thereto and Revolving Credit Commitments and total Term Loans in a minimum aggregate amount of
(i) $1,000,000 or (ii) the then remaining amount of such Revolving Credit Lender's Revolving Credit Loans and Revolving Credit Commitments and Term Loans; provided, however, that any such Assignee Revolving Credit Lender will comply, if applicable, with the provisions contained in Section 5.6 and each Revolving Credit Borrower, each other Revolving Credit Obligor and the Agents shall be entitled to continue to deal solely and directly with such Revolving Credit Lender in connection with the interests so assigned and delegated to an Assignee Revolving Credit Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Revolving Credit Lender, shall have been given to each Revolving Credit Borrower and the Agents by such Revolving Credit Lender and such Assignee Revolving Credit Lender;

          (d) such Assignee Revolving Credit Lender shall have executed and delivered to each Revolving Credit Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

          (e) the processing fees described below shall have been paid; and

          (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.6.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.6, (x) the Assignee Revolving Credit Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Revolving Credit Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Revolving Credit Lender hereunder and under the other Revolving Credit Documents, and (y) the Assignor Revolving Credit Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Revolving Credit Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, and upon request pursuant to Section 2.6, the Revolving Credit Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Revolving Credit Lender) new Revolving Credit Notes evidencing such Assignee Revolving Credit Lender's assigned Revolving Credit Loans and Revolving Credit Commitments and, if the Assignor Revolving Credit Lender has retained Revolving Credit Loans and Revolving Credit Commitments hereunder, replacement Revolving Credit Notes in the principal amount of the Revolving Credit Loans and Revolving Credit Commitments retained by the Assignor Revolving Credit Lender hereunder (such Revolving Credit Notes to be in exchange for, but not in payment of, those Revolving Credit Notes then held by such Assignor Revolving Credit Lender). Each such Revolving Credit Note shall be dated the date of the predecessor Revolving Credit Notes. The Assignor Revolving Credit Lender shall mark the predecessor Revolving Credit Notes exchanged and deliver them to the Revolving Credit Borrowers. Accrued interest on that part of the predecessor Revolving Credit Notes evidenced by the new Revolving Credit Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Revolving Credit Notes evidenced by the replacement Revolving Credit Notes shall be paid to the Assignor Revolving Credit Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Revolving Credit Notes and in this Agreement. Such Assignor Revolving Credit Lender or such Assignee Revolving Credit Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in connection with the concurrent assignment of Term Loans and Revolving II Credit Commitments in the amount of $1,500, unless such assignment and delegation is by a Revolving Credit Lender to its Affiliate or Related Fund or if such assignment and delegation consists of a pledge by a Revolving Credit Lender to a Federal Reserve Bank (or, in the case of a Revolving Credit Lender that is an investment fund, to the trustee under the indenture to which such fund is a party), as provided below or is otherwise consented to by the Syndication Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Revolving Credit Lender from pledging its rights (but not its obligations to make Revolving Credit Loans) under this Agreement and/or its Revolving Credit Loans and/or its Revolving Credit Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Revolving Credit Lender from such Federal Reserve Bank, or (ii) in the case of a Revolving Credit Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee, in either case without notice to or consent of the Revolving Credit Borrowers or the Agents; provided, however, that (A) such Revolving Credit Lender shall remain a Revolving Credit Lender under this Agreement and shall continue to be bound be the terms and conditions set forth in this Agreement and the other Revolving Credit Documents, and (B) any assignment by such trustee shall be subject to the provisions of clause (a) of this Section 11.11.1.

     SECTION XI.11.2. Participations. Any Revolving Credit Lender may at any time sell to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities (each such commercial bank and other financial institution or fund being herein called a Participant) participating interests in any of the Revolving Credit Loans, Revolving Credit Commitments, participations in Revolving Credit Letters of Credit and Revolving Credit Letters of Credit Outstandings or other interests of such Revolving Credit Lender hereunder; provided, however, that

          (a)  no participation contemplated in this
     Section shall relieve such Revolving Credit Lender from its Revolving Credit Commitments or its other obligations hereunder or under any other Revolving Credit Document;

          (b) such Revolving Credit Lender shall remain solely responsible for the performance of its Revolving Credit
     Commitments and such other obligations;

          (c) each Revolving Credit Borrower and each other Revolving Credit Obligor and the Agents shall continue to deal solely and directly with such Revolving Credit Lender in connection with such Revolving Credit Lender's rights and obligations under this Agreement and each of the other Revolving Credit Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Revolving Credit Lender, or is itself a Revolving Credit Lender, shall be entitled to require such Revolving Credit Lender to take or refrain from taking any action hereunder or under any other Revolving Credit Document, except that such Revolving Credit Lender may agree with any Participant that such Revolving Credit Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Revolving Credit Loan in which such Participant has purchased a participating interest or
     (iii) a release of all or substantially all of the collateral security under the Revolving Credit Documents or any Subsidiary Guarantor under any Subsidiary Guaranty, if any, in each case except as otherwise specifically provided in a Revolving Credit Document; and

          (e) the Revolving Credit Borrowers shall not be required to pay any amount under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Revolving Credit Borrower acknowledges and agrees, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Revolving Credit Lender.

     SECTION XI.12. Other Transactions. Nothing contained herein shall preclude any Agent, the Collateral Agent or any other Revolving Credit Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Revolving Credit Document, with any Revolving Credit Borrower or any of their respective Affiliates in which such Revolving Credit Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION XI.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE COLLATERAL AGENT, THE REVOLVING CREDIT LENDERS OR THE REVOLVING CREDIT BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, NEW YORK COUNTY; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY REVOLVING CREDIT COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT?S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH REVOLVING CREDIT COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH REVOLVING CREDIT BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH REVOLVING CREDIT BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH REVOLVING CREDIT BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY REVOLVING CREDIT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH REVOLVING CREDIT BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS REVOLVING CREDIT OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER REVOLVING CREDIT DOCUMENTS.

     SECTION XI.14. Waiver of Jury Trial. THE AGENTS, THE COLLATERAL AGENT, THE REVOLVING CREDIT LENDERS AND EACH REVOLVING CREDIT BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE COLLATERAL AGENT, THE REVOLVING CREDIT LENDERS OR THE REVOLVING CREDIT BORROWERS RELATING THERETO. EACH REVOLVING CREDIT BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER REVOLVING CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE COLLATERAL AGENT, AND THE REVOLVING CREDIT LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER REVOLVING CREDIT DOCUMENT.

     SECTION XI.15. Confidentiality. The Agents, the Collateral Agent, the Arranger and the Revolving Credit Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of any Revolving Credit Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators (including, without limitation, the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Revolving Credit Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

          (a) unless specifically prohibited by applicable law or court order, each Agent, the Collateral Agent, the Arranger and each Revolving Credit Lender shall promptly notify each Revolving Credit Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, the Collateral Agent, Arranger and Revolving Credit Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information;

          (b)  prior to any such disclosure pursuant to this
     Section 11.15, each Agent, the Collateral Agent, the
     Arranger and each Revolving Credit Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

               (i)  to be bound by this Section 11.15; and

               (ii)  to require such Person to require any other
          Person to whom such Person discloses such non-public information to be similarly bound by this Section
          11.15;

          (c)  disclosure may, with the consent of the
     Syndication Agent and each Revolving Credit Borrower, be made by any Revolving Credit Lender to any direct or indirect contractual counter parties of such Revolving Credit Lender in swap agreements or such contractual counterparties professional advisors; provided that such contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Revolving Credit Lenders hereunder; and

          (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Revolving Credit Lender shall be obligated or required to return any materials furnished by any Revolving Credit Borrower or any Subsidiary.

     SECTION XI.16. Liens on Sold Assets. The Collateral Agent will execute and deliver to the Revolving Credit Borrowers, at the Revolving Credit Borrowers sole cost and expense, any releases, termination statements or other documents reasonably necessary to (a) release the Liens granted by the Security Documents on any property or other assets sold, transferred or otherwise disposed of in a transaction permitted by the Term Loan Agreement as in effect on the date hereof and (b) if the property or other assets sold, transferred or otherwise disposed of in a transaction permitted by the Term Loan Agreement consists of all the Capital Stock of a Subsidiary, release such Subsidiary from the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and each other Revolving Credit Document if such Subsidiary is a party thereto.

     SECTION XI.17. Termination of SFC's and SFC Sub's Obligations. Upon the Restatement Effective Date, all obligations (other than those expressly stated to survive such termination) of SFC and SFC Sub under the Loan Documents to which each of SFC and SFC Sub is a party shall terminate and such Loan Documents, with regard to SFC and SFC Sub, shall be of no further
force and effect.   Upon such termination, the Collateral Agent
shall deliver to SFC (at its sole expense) the certificates evidencing all of the issued and outstanding shares of Capital Stock of SFC Sub pledged to the Collateral Agent pursuant to the Borrower Pledge Agreement executed by SFC on the Closing Date as well as any releases, termination statements or other documents reasonably necessary to evidence such termination and for the release of Liens granted to the Collateral Agent pursuant to the Borrower Security Agreement and the Borrower Pledge Agreement executed by SFC on the Closing Date on any property or other assets of SFC, and shall deliver to SFC Sub any releases, termination statements or other documents reasonably necessary to evidence such termination and for the release of Liens granted to the Collateral Agent pursuant to the Subsidiary Security Agreement and Subsidiary Pledge Agreement executed by SFC Sub on the Closing Date on any property or other assets of SFC Sub.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              MOTHER?S CAKE & COOKIE CO.,
                               a California corporation

                              By:
________________________________
                                     Name:
                                     Title:


                              GWI, INC.,
                               a Delaware corporation

                              By:
                               ________________________________
                                     Name:
                                     Title:


                              METZ BAKING COMPANY,
                               an Iowa corporation

                              By:
                              ________________________________
                                     Name:
                                     Title:


                              SFFB HOLDINGS, INC.,
                               a Delaware corporation

                              By:
                                ________________________________
                                     Name:
                                     Title:


                              BELSEA HOLDINGS, INC.,
                               a Delaware corporation

                              By:
                              ________________________________
                                     Name:
                                     Title:

                               DLJ CAPITAL FUNDING, INC.,
                               as the Syndication Agent,
                               Collateral Agent
                               and as a Revolving Credit Lender


                               By:
                               Title:


                              ABN AMRO BANK N.V.,
                              as the Administrative Agent and
                              as a Revolving Credit Lender


                              By:
                               Title:


                              By:
                               Title:


                              BANQUE PARIBAS, as the
                              Documentation Agent
                              and as a Revolving Credit Lender


                              By:
                                     Title:


                              EQUITABLE LIFE INSURANCE
                              NON PAR HIGH YIELD,
                              as a Revolving Credit Lender



                              By:
                               Name:
                               Title:
                                EQUITABLE LIFE INSURANCE ASST.
                                CORP. HIGH YIELD,
                                as a Revolving Credit Lender

                              By:
                                Name:
                                Title:
                                 EQUITABLE LIFE ASSURANCE HIGH INCOME,
                                   as a Revolving Credit Lender



                                   By:
                                    Name:
                                    Title:
                                   EQUITABLE LIFE ASSURANCE NUTMEG,
                                    as a Revolving Credit Lender



By:
  Name:
  Title:
MERRILL LYNCH SENIOR FLOATING RATE FUND,
as a Revolving Credit Lender



By:
  Name:
  Title:
TORONTO DOMINION (TEXAS), INC.,
as a Revolving Credit Lender



By:
  Name:
  Title:
BAVARIA TRR CORP.,
as a Revolving Credit Lender



By:
  Name:
  Title:
MORGAN STANLEY DEAN WITTER
PRIME INCOME TRUST,
as a Revolving Credit Lender



By:
  Name:
  Title:
SENIOR DEBT PORTFOLIO,
as a Revolving Credit Lender

By: Eaton Vance Management,
       as Investment Advisor



By:
  Name:
  Title:
KZH CNC LLC,
as a Revolving Credit Lender



By:
  Name:
  Title:
PPM AMERICA,
as a Revolving Credit Lender



By:
  Name:
  Title:
PRESIDENT AND FELLOWS OF HARVARD COLLEGE,
as a Revolving Credit Lender



By:
  Name:
  Title:
GOLDMAN SACHS ASSET MANAGEMENT,
as a Revolving Credit Lender



By:
  Name:
  Title:
MAGTEN,
as a Revolving Credit Lender



By:
  Name:
  Title:
AG CAPITAL FUNDING PARTNERS, L.P.,
as a Revolving Credit Lender

By: Angelo, Gordon & Co., L.P.,
        as Investment Advisor



By:
  Name:
  Title:
NORTHWOODS CAPITAL, LIMITED,
as a Revolving Credit Lender

By: Angelo, Gordon & Co., L.P.,
        as Collateral Manager



By:
  Name:
  Title:
FOOTHILL CAPITAL,
as a Revolving Credit Lender



By:
  Name:
  Title:
ING CAPITAL,
as a Revolving Credit Lender



By:
  Name:
  Title:
PAM CAPITAL FUNDING L.P.,
as a Revolving Credit Lender



By:
  Name:
  Title:
MORGAN STANLEY SENIOR FUNDING, INC.,
as a Revolving Credit Lender



By:
  Name:
  Title:
OXFORD STRATEGIC INCOME,
as a Revolving Credit Lender

By: Eaton Vance Management,
        as Investment Advisor



By:
  Name:
  Title:

                                             SCHEDULE I
                                                   to
                                             Revolving Credit
                                                Agreement


                      DISCLOSURE SCHEDULE

ITEM 8.2.2(b)  Indebtedness to be Paid.

    Creditor                  Outstanding Principal Amount



                                             SCHEDULE II
                                                  to
                                             Revolving Credit
                                               Agreement

                  REVOLVING CREDIT PERCENTAGES

                              Revolving I         Revolving II
                              Credit               Credit
Revolving Credit Lender       Commitment          Commitment

DLJ Capital Funding, Inc.                        100%
ABN AMRO Bank N.V.               40%
Banque Paribas                   60%


                   ADMINISTRATIVE INFORMATION

                      Notice Information


Revolving Credit Borrowers       c/o Specialty Foods
                                 Corporation
                                 520 Lake Cook Road
                                 Suite 550
                                 Deerfield, Illinois  60015
                                 Attention:Chief Financial Officer
                                 Telecopy:    (847) 405-5310

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton
                                 & Garrison
                                 Attention:  Robert M. Hirsh
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064
                                 Telecopy:  (212) 373-2159


DLJ Capital Funding, Inc.,
  as Syndication Agent and
  Collateral Agent               277 Park Avenue
                                 New York, New York 10172
                                 Contact:  Diane Albanese
                                 Telecopy:  (212) 892-7272